                                                                    EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                     DATED JANUARY 19, 1998, BY AND BETWEEN

                                 DAVID M. SACHS,

                         CAPRICORN CAPITAL GROUP, INC.,

                        BM WOODBRIDGE PLACE 104, INC. AND

                             NATIONAL TECHTEAM, INC.

                                TABLE OF CONTENTS

ARTICLE 1           DEFINITIONS................................................1

        1.1         "Affiliate" ...............................................1
        1.2         "Business" ................................................1
        1.3         "Business Day".............................................1
        1.4         "Capricorn Balance Sheet" .................................1
        1.5         "Capricorn Financial Statements" ..........................1
        1.6         "Capricorn Shares" ........................................2
        1.7         "Closing" .................................................2
        1.8         "Closing Date" ............................................2
        1.9         "Contingent Shares" .......................................2
       1.10         "Disclosure Schedule" .....................................2
       1.11         "Effective Time" ..........................................2
       1.12         "Employee Benefit Plan" ...................................2
       1.13         "Environmental Law" .......................................2
       1.14         "ERISA" ...................................................3
       1.15         "Form 10-Q Balance Sheet"..................................3
       1.16         "GAAP" ....................................................3
       1.17         "Knowledge" ...............................................3
       1.18         "Material Adverse Effect" .................................3
       1.19         "MBCA" ....................................................3
       1.20         "Merger"...................................................3
       1.21         "Merger Consideration" ....................................3
       1.22         "Non-Registered Shares" ...................................3
       1.23         "Ordinary Course"..........................................3
       1.24         "Permitted Encumbrances" ..................................4
       1.25         "Person" ..................................................4
       1.26         "Registered Shares"........................................4
       1.27         "Receivables" .............................................4
       1.28         "Related Agreements" ......................................4
       1.29         "SEC" .....................................................4
       1.30         "Securities Act"...........................................4
       1.31         "Sub Common Stock" ........................................4
       1.32         "TechTeam Filings" ........................................4
       1.33         "TechTeam Stock" ..........................................4
       1.34         "Taxes" ...................................................4
       1.35         "Transfer Agent" ..........................................4


ARTICLE 2           THE MERGER.................................................5

        2.1         The Merger  ...............................................5
        2.1         Articles of Incorporation of Capricorn ....................5

        2.3         Bylaws of Capricorn .......................................5
        2.4         Directors and Officers ....................................5
        2.5         Conversion ................................................5
        2.6         Surrender and Payment .....................................6
        2.7         No Further Transfers ......................................6
        2.8         Tax Consequences ..........................................6

ARTICLE 3           CONTINGENT SHARES; INVESTMENT
                    REPRESENTATIONS AND REDEMPTION RIGHT.......................6

        3.1         Contingent Shares . .......................................6
        3.2         Investment Intent; Information Disclosures.................7
        3.3         Limited Redemption Right...................................

ARTICLE 4           REPRESENTATIONS AND WARRANTIES
                    OF CAPRICORN AND SHAREHOLDER...............................8
        4.1         Corporate Organization. ...................................8
        4.2         Subsidiaries...............................................8
        4.3         Capitalization. ...........................................9
        4.4         Authority. ................................................9
        4.5         Ownership of Capricorn Shares; Title. .....................9
        4.6         Shareholder's Consents and Approvals; No Violations. ......9
        4.7         Capricorn's Consents and Approvals; No Violations. .......10
        4.8         Litigation. ..............................................10
        4.9         Taxes. ...................................................10
       4.10         Licenses, Permits and Approvals. .........................11
       4.11         Compliance with Laws and Regulations. ....................11
       4.12         Books and Records.........................................11
       4.13         Financial Statements......................................12
       4.14         Undisclosed Liabilities. .................................12
       4.15         Adequacy of Assets........................................12
       4.16         Title to Properties. .....................................12
       4.17         Leases....................................................13
       4.18         Receivables...............................................13
       4.19         Inventory. ...............................................14
       4.20         Intangible Assets.........................................14
       4.21         Bank Accounts; Investments................................15
       4.22         Material Contracts........................................15
       4.23         Performance of Contracts, Etc.  ..........................17
       4.24         Customers and Commitments. ...............................17
       4.25         Related Transactions......................................17
       4.26         Questionable Payments. ...................................18
       4.27         Burdensome Agreements and Unusual Matters.................18
       4.28         Insurance. ...............................................19
       4.29         Labor Matters.............................................19
       4.30         Employee Benefit Plans....................................20

       4.31         Environmental Matters.....................................22
       4.32         Absence of Changes........................................22
       4.33         Disclosures. .............................................24
       4.34         Brokers and Finders.......................................24
       4.35         Certain Tax Matters.......................................24


ARTICLE 5           REPRESENTATIONS AND WARRANTIES
                    OF TECHTEAM AND SUB.......................................25

        5.1         Corporate Organization....................................25
        5.2         Capitalization of TechTeam. ..............................25
        5.3         Authority. ...............................................25
        5.4         TechTeam's Consents and Approvals; No Violations..........25
        5.5         Litigation. ..............................................26
        5.6         Compliance with Laws. ....................................26
        5.7         TechTeam Information. ....................................26
        5.8         Undisclosed Liabilities. .................................26
        5.9         No Material Adverse Change. ..............................26
       5.10         Brokers and Finders. .....................................27


ARTICLE 6           FURTHER COVENANTS AND AGREEMENTS..........................27

        6.1         Covenants of Shareholder Pending the Closing..............27
        6.2         Covenants of TechTeam Pending the Closing. ...............28
        6.3         Filings. .................................................29
        6.4         Announcement. ............................................29
        6.5         Costs and Expenses. ......................................29
        6.6         Further Assurances. ......................................29
        6.7         Certain Agreements.  .....................................30
        6.8         Covenant Not to Compete or Disclose Confidential
                    Information...............................................31
        6.9         Release by Shareholder....................................32
       6.10         Delivery of Disclosure Schedules..........................

ARTICLE 7           TERMINATION...............................................32

        7.1         Termination...............................................32
        7.2         Procedure and Effect of Termination. .....................33


ARTICLE 8           CONDITIONS TO TECHTEAM'S OBLIGATIONS......................34

        8.1         Valuation of Capricorn. ..................................34
        8.2         Audited Financial Statements of Capricorn.................34
        8.3         Shareholder's Closing Deliveries..........................34

        8.4         Representations and Warranties. ..........................35
        8.5         Performance. .............................................35
        8.6         Legal Opinion. ...........................................35
        8.7         Governmental Consents and Approvals. .....................35
        8.8         No Injunction or Proceeding. .............................35


ARTICLE 9           CONDITIONS TO SHAREHOLDER'S OBLIGATIONS...................35

        9.1         TechTeam's Closing Deliveries. ...........................36
        9.2         Representations and Warranties True. .....................36
        9.3         Performance. .............................................36
        9.4         Legal Opinion. ...........................................36
        9.5         Governmental Consents and Approvals. .....................36
        9.6         No Injunction or Proceeding. .............................36


ARTICLE 10          INDEMNIFICATION...........................................37

       10.1         Indemnification by Shareholder............................37
       10.2         Indemnification by TechTeam. .............................37
       10.3         Survival of Representations. .............................38
       10.4         Indemnification Claims Procedures. .......................38
       10.5         Right of Set-Off. ........................................39
       10.6         Limitations on Liability. ................................40


ARTICLE 11          REGISTRATION RIGHTS.......................................40

       11.1         Registration Obligation of TechTeam.......................40
       11.2         Piggyback Registration Rights.............................40
       11.3         Registration Procedures. .................................41
       11.4         Indemnification and Contribution..........................42


ARTICLE 12          MISCELLANEOUS.............................................43

       12.1         Dispute Resolution........................................43
       12.2         Entire Understanding, Waiver, Etc. .......................44
       12.3         Severability. ............................................45
       12.4         Captions. ................................................45
       12.5         Notices. .................................................45
       12.6         Successors and Assigns. ..................................46
       12.7         Parties in Interest. .....................................46
       12.8         Counterparts. ............................................46
       12.9         Construction of Terms. ...................................46

      12.10         Governing Law.............................................46





                                      V

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of January 19, 1998, by and between DAVID M. SACHS, (the "Shareholder"), CAPRICORN CAPITAL GROUP, INC., a corporation organized and existing under the laws of Michigan ("Capricorn"), NATIONAL TECHTEAM, INC., a corporation organized and existing under the laws of Delaware ("TechTeam"), and BM WOODBRIDGE PLACE 104, INC., a Michigan corporation that is a wholly-owned subsidiary of TechTeam ("Sub").

                                    RECITALS

         WHEREAS, Shareholder owns all of the issued and outstanding shares of common stock and preferred stock of Capricorn (collectively referred to herein as the "Capricorn Shares"), and

         WHEREAS, the parties hereto consider it advisable and in the best interests of Capricorn, Sub and TechTeam, and in the best interests of the Shareholder and of the stockholders of TechTeam, that the businesses of Capricorn and TechTeam be combined through a merger (the "Merger") of Sub with and into Capricorn on the terms and conditions set forth in this Agreement (Capricorn, after the Merger, being the "Surviving Subsidiary");

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by Shareholder and TechTeam, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

         1.1 "AFFILIATE" means, with respect to any Person, any family member and any other Person controlling, controlled by or under common control with such Person.

         1.2 "BUSINESS" means the business conducted as of the date of this Agreement or as of the Closing Date, as the context permits or implies, by Capricorn including, without limitation, the sale and leasing of computer hardware.

         1.3 "BUSINESS DAY" means any day on which banks are open for business in Detroit, Michigan.

         1.4 "CAPRICORN BALANCE SHEET" means the consolidated audited balance sheet of Capricorn dated September 30, 1997 (and any related notes thereto), a copy of which is included as part of the Capricorn Financial Statements.

         1.5 "CAPRICORN FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.13.

         1.6 "CAPRICORN SHARES" refers to all of the shares of Capricorn's common stock and preferred stock that are owned by the Shareholder and being exchanged for the Merger Consideration. Other than the Capricorn Shares, there are no other outstanding shares of any class of capital stock of Capricorn.

         1.7 "CLOSING" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Closing shall be held on January 30, 1998, at 10:00 AM in the offices of Berry Moorman P.C. in Detroit, Michigan or at such other time or place as is mutually agreed by the parties hereto. Notwithstanding the Closing Date, the Merger will be effective as of the Effective Time.

         1.8 "CLOSING DATE" means the date on which the Closing actually occurs.

         1.9 "CONTINGENT SHARES" means the shares of TechTeam Stock that may be issued to Shareholder pursuant to Section 3.1.

         1.10 "DISCLOSURE SCHEDULE" means the disclosure schedule executed by the Shareholder and TechTeam as of the date hereof and previously delivered to such parties, including any amendment thereto made after the date hereof and delivered prior to the Closing.

         1.11 "EFFECTIVE TIME" means the time when the filings required to be made pursuant to Section 2.1 are filed with the Michigan Department of Commerce or, if later, the time specified therein when the Merger shall become effective.

         1.12 "EMPLOYEE BENEFIT PLAN" means any plan described in Section 3(3) of ERISA and also shall mean any pension, retirement, profit sharing, savings, thrift, stock bonus, stock option, stock purchase, restricted stock purchase, stock ownership, stock appreciation right, phantom stock, deferred compensation, supplemental retirement, deferred bonus, severance, change of control, parachute, health, medical, dental, vision, prescription drugs, fitness, dependent care, educational assistance, group legal services, life insurance, accidental death, accidental dismemberment, sick pay, short-term or long-term disability, Code Section 125 or other cafeteria plan, supplemental unemployment income, training, apprenticeship, scholarship, tuition reimbursement, employee assistance, employee discount, subsidized cafeteria, fringe benefit, vacation, holiday, employer-sponsored recreational facility, or other employee or retiree pension benefit or welfare benefit plan, policy, contract, or arrangement, or other similar fringe or employee benefit plan, program, policy, contract, or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic covering employees or former employees of Capricorn.

         1.13 "ENVIRONMENTAL LAW" means any federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits or any governmental authorities relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and applicable regulations promulgated thereunder, the Clean Air Act, as amended, and applicable regulations promulgated thereunder, the Federal Water Pollution Control Act of 1972, as amended, and applicable regulations promulgated thereunder, the Hazardous Materials Transportation Act, as amended, and applicable regulations promulgated thereunder, and the Hazardous Materials Transportation Uniform Safety Act of 1990, as amended, and applicable regulations promulgated thereunder.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.15 "FORM 10-Q BALANCE SHEET" means the unaudited balance sheet of TechTeam dated September 30, 1997 (and any notes related thereto), found in Form 10-Q filed with the SEC for the quarterly period ended September 30, 1997 (or any amendment thereto), a copy of which is included as part of the TechTeam Filings.

         1.16 "GAAP" means generally accepted accounting principles as in effect in the United States on September 30, 1997.

         1.17 "KNOWLEDGE". As used herein, any reference to the "knowledge" of Capricorn and the Shareholder, or the like, shall include the knowledge of management of Capricorn and of the Shareholder after making due inquiry and, if Capricorn's management and the Shareholder fail to make such inquiry, shall include constructive knowledge of such facts as would have been learned had such due inquiry been made.

         1.18 "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, results of operations or business prospects of such Person.

         1.19 "MBCA" refers to the Michigan Business Corporation Act, as amended.

         1.20 "MERGER" refers to the merger of Sub with and into Capricorn of which Capricorn will be the survivor and become a subsidiary of TechTeam.

         1.21 "MERGER CONSIDERATION" means the 500,000 shares of TechTeam Stock to be delivered to the Shareholder in exchange for the Capricorn Shares. The Merger Consideration consists of the 350,000 Registered Shares and the 150,000 Non-Registered Shares.

         1.22 "NON-REGISTERED SHARES" means the 150,000 Shares of TechTeam Stock that are part of the Merger Consideration that TechTeam will have no obligation to register for sale under the Securities Act.

         1.23 "ORDINARY COURSE", for purposes of this Agreement, an activity is deemed to be in "the ordinary course" of a Person's business if such activity is in accordance with: (a) customary business practices and usages of trade prevailing in the industry in which such Person operates; and (b) such Person's historical and customary practice with respect to such activity.

         1.24 "PERMITTED ENCUMBRANCES" means each of the following: (i) liens for property taxes and special assessments with respect to the personal property owned by Capricorn with respect to 1997 and subsequent years; and (ii) mechanic's and materialmen's liens arising in the ordinary course of business.

         1.25 "PERSON" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture, other entity or a government agency, political subdivision or instrumentality thereof.

         1.26 "REGISTERED SHARES" means the 350,000 Shares of TechTeam Stock that are part of the Merger Consideration that will be registered by TechTeam under the Securities Act in accordance with Section 11.1. The Registered Shares will also be subject to the limited redemption rights set forth in Section 3.3.

         1.27 "RECEIVABLES" means all loans, equipment leases, sale contracts, credit or financing agreements or arrangements, portfolio servicing agreements, account receivable invoices and other obligations or rights to payments owned by Capricorn.

         1.28 "RELATED AGREEMENTS" means the agreements described in Sections 3.2(f) and 6.7.

         1.29 "SEC" means the United States Securities and Exchange Commission.

         1.30 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         1.31 "SUB COMMON STOCK" refers to the common stock of Sub.

         1.32 "TECHTEAM FILINGS" means TechTeam's Annual Report on Form 10-K for the year ended December 31, 1996 and all proxy statements, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments thereto filed subsequent to the filing of that original Form 10-K.

         1.33 "TECHTEAM STOCK" means TechTeam's common stock, $.01 par value.

         1.34 "TAXES" means all income, gross receipts, profits, franchise, license, transfer, sales, use, ad valorem, customs, payroll, withholding, Social Security, Federal Insurance Contributions Act (FICA), Old Age, Survivors and Disability Insurance (OASDI), employment, unemployment, occupation, property (real or personal), excise or other taxes, withholdings, fees, duties, assessments, and charges imposed by any federal, state, local, or foreign taxing authority, including without limitation taxes required to be withheld from employees' and officers' compensation and paid over to taxing authorities. The term "Taxes" shall include any interest, additions or penalties (including without limitation the penalties for fraud and for substantial understatement of tax liability).

         1.35 "TRANSFER AGENT" means U.S. Stock Transfer Corporation, in its capacity as transfer agent for TechTeam Stock.

                                    ARTICLE 2
                                   THE MERGER

         2.1 THE MERGER. At the Effective Time, upon the terms and subject to the conditions of this Agreement and the MBCA, Sub shall be merged with and into Capricorn. As soon as practicable after satisfaction or waiver of the conditions set forth herein, Capricorn, Sub and TechTeam will effect the Merger by causing to be filed a Certificate of Merger, prepared as prescribed in Section 707 of the MBCA, with the Michigan Department of Commerce. The Merger shall become effective at the Effective Time. Promptly following the Effective Time, the parties will make all such other filings and recordings, if any, as may be required by the MBCA in furtherance of the Merger. Capricorn shall be the surviving corporation in the Merger, and the separate corporate existence of Capricorn, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

         2.2 ARTICLES OF INCORPORATION OF CAPRICORN. The Articles of Incorporation of Capricorn as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Subsidiary unless and until amended as provided by law and by such Articles of Incorporation.

         2.3 BYLAWS OF CAPRICORN. The Bylaws of Capricorn as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Subsidiary by virtue of the Merger unless and until amended or repealed as provided by law, by the Articles of Incorporation of the Surviving Subsidiary and by such Bylaws.

         2.4 DIRECTORS AND OFFICERS. On the Closing Date, the existing directors of Capricorn shall resign and the following persons will be elected as directors of Capricorn: David M. Sachs, Edward Penkala, William Coyro, Richard Somerlott, and Harry Lewis. On the Closing Date, the existing officers of Capricorn shall resign and the following persons shall be appointed as officers of Capricorn:
David M. Sachs - President, William Coyro - Chairman, and Ed Penkala - Chief Operating Officer. Those directors and officers of Capricorn shall continue as directors and officers after the Effective Time until their successors shall have been elected and shall qualify or until otherwise provided by law or by the Articles of Incorporation or Bylaws of the Surviving Subsidiary.

         2.5 CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Capricorn Shares or the holder of any share of Sub Common Stock:

                  (a) All of the Capricorn Shares held by the Shareholder shall be converted into the Merger Consideration and the right to receive the Contingent Shares described in Section 3.1. From and after the Effective Time, the Shareholder shall cease to have any rights with respect to the Capricorn Shares (other than dissenter's rights, if applicable); his sole right shall be to receive the Merger Consideration.

         (b) Each share of Sub Common Stock held by TechTeam shall be converted into one share of Common Stock of Capricorn, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Subsidiary.

         2.6 SURRENDER AND PAYMENT. As soon as practicable after the Effective Time, the Shareholder, upon surrender, for cancellation, to TechTeam, of all of the certificates previously representing the Capricorn Shares, will be entitled to receive certificates representing the Merger Consideration, as provided in
Section 2.5(a).

         2.7 NO FURTHER TRANSFERS. The stock transfer books of Capricorn shall be closed on the Closing Date, and no transfer of any Capricorn Shares theretofore outstanding shall thereafter be made.

         2.8 TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. Each party hereto agrees and covenants to report the Merger in accordance with such intention that it may be treated as a reorganization for federal income tax purposes, including filing such returns, reports, information statements and declarations with applicable federal, state, local and other taxing authorities and maintaining such records as are required by applicable law in a manner consistent with such intention.

                                    ARTICLE 3
                          CONTINGENT SHARES; INVESTMENT
                      REPRESENTATIONS; AND REDEMPTION RIGHT

         3.1 CONTINGENT SHARES. Promptly after completion of the audited financial statements of Capricorn for the year ended December 31, 2000, TechTeam's auditors shall compute the average pre-tax earnings of Capricorn for the three year period ended December 31, 2000 and the amount if any (the "Contingent Earnings Amount"), by which those average annual pre-tax earnings exceed $250,000 per year. In computing those average annual pre-tax earnings, TechTeam's auditors will follow generally accepted accounting principles appropriate for Capricorn's business except that transactions eliminated in preparation of TechTeam's consolidated financial statements shall not enter into average annual pre-tax earnings with the exception of hardware sold by Capricorn to TechTeam for TechTeam's internal use (for which Capricorn shall be credited with a fifteen percent (15%) profit margin). In addition, when computing those average annual pre-tax earnings, whenever TechTeam and Capricorn jointly generate income from a business transaction, Capricorn shall be credited with all of those pre-tax earnings attributable to services performed and hardware provided by Capricorn. TechTeam shall then issue Shareholder additional shares (the "Contingent Shares") of TechTeam Stock in an amount equal to two hundred percent (200%) of the Contingent Earnings Amount divided by $10.00. However, in no event shall the number of Contingent Shares exceed 325,000 shares of TechTeam Stock. The Contingent Shares will have certain "piggyback" registration rights as set forth in Section 11.2.

         3.2      INVESTMENT INTENT; INFORMATION DISCLOSURES.

                  (a) Shareholder hereby acknowledges that the TechTeam Stock to be received by Shareholder will be acquired for Shareholder's own account and without any view to the distribution of any part thereof without registration under applicable federal and state securities laws. Shareholder represents that Shareholder does not have any agreements or arrangements to sell, transfer or grant participations with respect to the Non-Registered Shares or the Contingent Shares.

                  (b) Shareholder understands that the TechTeam Stock constituting the Merger Consideration and the Contingent Shares will not be registered prior to their issuance under the United States federal or state securities laws on the ground that the issuance of those shares will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that TechTeam's reliance on such exemption is predicated on Shareholder's representations set forth herein. The Registered Shares will be registered after their issuance as provided in Section 11.1.

                  (c) Shareholder represents that Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Merger Consideration and the Contingent Shares and has the ability to bear the economic risks of such investment. Shareholder further represents that Shareholder has had (i) access, prior to the Closing Date, to the TechTeam Filings, (ii) the opportunity to ask questions of, and receive answers from, TechTeam concerning TechTeam and the Merger Consideration and (iii) the opportunity to obtain additional information (to the extent TechTeam possessed such information or could acquire it without unreasonable expense) necessary to verify the accuracy of any information received or to which Shareholder had access.

                  (d) Shareholder understands and agrees that the Merger Consideration and the Contingent Payment Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state laws, unless exemptions from registration requirements are available, and that in the absence of an effective registration statement covering those shares or an available exemption from applicable registration requirements, those shares must be held indefinitely. In particular, the Merger Consideration and the Contingent Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met.

                  (e) Shareholder agrees that Shareholder will not offer, sell, mortgage, pledge or otherwise dispose of any of the Merger Consideration or Contingent Shares (other than pursuant to an effective registration statement under the Securities Act) unless and until Shareholder delivers an opinion of counsel satisfactory to TechTeam that registration under applicable United States federal or state securities laws is not required.

                  (f) Shareholder agrees that, notwithstanding the fact that earlier sales may be possible under the Securities Act, Shareholder may not sell or transfer any of the Restricted Shares during the period ending one year after the Closing. Shareholder agrees to execute a separate lock-up agreement containing the restriction set forth in this Section 3.2(f).

                  (g) Shareholder agrees that all certificates for Merger Consideration and the Contingent Shares shall bear the following legend (which legend will be removed from the Registered Shares when the registration statement for those shares is declared effective by the
         SEC):

                           These securities have not been registered, qualified,
                  recommended, approved or disapproved under United States federal securities law or state securities laws. The shares represented by this certificate may not be sold, transferred or otherwise disposed of by an investor without (i) registration under United States federal and state securities laws, or (ii) delivery of an opinion of counsel satisfactory to the corporation that neither the sale nor the proposed transfer constitutes a violation of any United States federal or state securities law.

                  (h) Shareholder agrees that all certificates for the Restricted Shares will also bear the following legend:

                           The shares represented by this certificate are the
                  subject of a lock-up agreement between National TechTeam, Inc. and David M. Sachs and, unless earlier sales are permitted in accordance with that agreement, these shares may not be sold prior to January 31,1999, without the prior consent of National TechTeam, Inc.

                  3.3 LIMITED REDEMPTION RIGHT. In the event TechTeam is unable to have the Registered Shares registered for resale by the Shareholder under the Securities Act on or before May 15, 1998, the Shareholder shall have the right, by giving notice to TechTeam during the period commencing on May 15, 1998 and ending at 5:00 P.M. Detroit time on the earlier of (i) November 30, 1998 or (ii) the effective date of the registration statement for the Registered Shares, to require TechTeam to redeem any or all of the Registered Shares. The number of Registered Shares to be redeemed shall be set forth in that notice. All of the Registered Shares that Shareholder has requested to be redeemed pursuant to this Section shall be redeemed by TechTeam for a redemption price of $10.00 per share. That redemption price will be paid in cash to Shareholder within ten (10) days of receipt of that request for redemption in exchange for delivery to TechTeam of the certificates for all of the Registered Shares to be redeemed.

                                    ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF CAPRICORN AND SHAREHOLDER

         Capricorn and Shareholder hereby jointly and severally represent and warrant to TechTeam as follows:

         4.1 CORPORATE ORGANIZATION. Capricorn is a corporation duly organized, validly existing and in good standing under the laws of Michigan. Capricorn has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification or license.

         4.2 SUBSIDIARIES 0 Section 4.2 of the Disclosure Schedule sets forth a list (including the name and Capricorn's interest therein) of all corporations, joint ventures, partnerships or other entities or arrangements in which Capricorn directly or indirectly, owns any capital stock or any equity interest.

         4.3 CAPITALIZATION. The authorized capital stock of Capricorn consists solely of _________ shares of common stock and _______ shares of preferred stock. The Capricorn Shares owned by Shareholder are the only shares of Capricorn's capital stock that are issued and outstanding. No shares are held as treasury shares. All issued and outstanding shares of capital stock of Capricorn have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of any preemptive rights and are free of any preemptive rights. Except for this Agreement and the security agreements described in Section 4.4, as of the Closing Date there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind to which Capricorn is a party or by which it is bound, relating to the subscription for or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any capital stock of Capricorn or securities convertible into or exchangeable for capital stock of Capricorn, or (ii) any options, warrants or subscription rights relating to any such capital stock or securities of Capricorn.

         4.4 AUTHORITY. Except as set forth below, Capricorn and Shareholder each have all requisite right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which Capricorn or Shareholder is a party. Except as set forth below and except for the filings described in Section 2.1, all authorizations, approvals and consents of, or any notices to, any person, and all filings and registrations with, and consents, approvals and authorizations of, or any notices to, any domestic or foreign governmental agency or body, necessary for the execution and delivery by Capricorn or Shareholder of this Agreement, and/or the Merger hereunder have been duly obtained, effected or given and are in full force and effect. This Agreement and the Related Agreements to which Shareholder or Capricorn is a party have been duly and validly executed and delivered by Shareholder or Capricorn and constitute the legal, valid and binding obligations of Shareholder or Capricorn, as the case may be, enforceable against Shareholder or Capricorn in accordance with their respective terms. The Capricorn Shares are currently subject to a security agreement in favor of Charlotte Sachs to secure certain payment obligations of Shareholder to her and are also currently subject to a security agreement in favor of Sentry Financial Corporation ("Sentry Financial") to secure payment of certain obligations of Capricorn to it. Section 4.4 of the Disclosure Schedule contains a description of those security interests and copies of the loan documents and security agreements between Shareholder, Capricorn and Sentry Financial. Delivery of the Capricorn Shares to TechTeam is contingent upon of a written discharge of those security interests of Charlotte Sachs and Sentry Financial. Provided Shareholder has satisfied all other conditions in this Agreement that are to be satisfied by Shareholder as a condition to TechTeam's obligations hereunder and Shareholder is not otherwise able to get a release of the security interest of Sentry Financial in the Capricorn

Shares, then TechTeam shall loan funds to Capricorn in an amount necessary to terminate the security interest of Sentry Financial in the Capricorn Shares. That loan (the "Sentry Replacement Loan") will be made by TechTeam to Capricorn at a rate of interest equal to Capricorn's alternative cost of borrowing (currently 10% per annum).

         4.5 OWNERSHIP OF CAPRICORN SHARES; TITLE. Shareholder owns of record and beneficially the Capricorn Shares. Except for the security agreements described in Section 4.4, Shareholder has, as of the Closing Date, good, marketable and valid title to the Capricorn Shares, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, buy sell agreements, other agreements, rights, options, warrants or other restrictions of any kind, nature or description. The delivery of the certificates for the Capricorn Shares by Shareholder to TechTeam, duly endorsed for transfer, will convey to TechTeam good title to the Capricorn Shares free and clear of all claims, liens, encumbrances, security interests, charges or restrictions on transfer of any nature whatsoever, except as created by TechTeam. Shareholder has not been involved in any proceedings by or against Shareholder under any bankruptcy laws or under any other insolvency or debtor's relief act since 1986.

         4.6 SHAREHOLDER'S CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance by Shareholder of this Agreement and the Related Agreements to which he is a party will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to Shareholder, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Shareholder, (ii) except with respect to the security agreement described in Section 4.4, require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Shareholder is party or by which he is bound, or any material license, permit or certificate held by him,
(iii) require any material consent or approval by, notice to or registration with any governmental authority or (iv) result in the creation of any lien, claim, encumbrance or charge upon any of the Capricorn Shares.

         4.7 CAPRICORN'S CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance by Capricorn of this Agreement and the Related Agreements to which it is a party will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to Capricorn, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Capricorn, (ii) violate the Certificate or Articles of Incorporation or Bylaws of Capricorn, (iii) require any consent, give rise to a right of termination or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Capricorn is a party or by which it is bound, or any material license, permit or certificate held by Capricorn; (iv) require any material consent or approval by notice to or registration with any governmental authority; or (v) result in the creation of any lien, claim, encumbrance or charge upon any property or assets of Capricorn.

         4.8 LITIGATION. There is no action, suit, proceeding or investigation pending, at law or in equity, or to the knowledge of Capricorn's management, threatened, against or affecting Capricorn or any of its business, assets or financial condition which, if decided adversely to Capricorn, will result in a material adverse change in the business, assets or financial condition of Capricorn. Capricorn is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality. Capricorn is not presently engaged in any legal action to recover monies due to Capricorn for damages sustained by Capricorn.

         4.9 TAXES. Capricorn has timely filed all returns (or extensions thereto), declarations, reports, estimates, information returns and statements required to be filed by it, including without limitation Internal Revenue Service forms 1120, W-2, W-3, 940 and 941 and equivalent state forms (the "Returns") in respect of any Taxes and has timely paid all Taxes required to be paid by it. The Returns accurately and completely reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon. No notice of any proposed deficiency, assessment or levy in respect of Taxes has been received by Capricorn and Shareholder is not aware of any pending investigations in respect of Taxes. Capricorn is not currently the subject of an audit or in receipt of a notice that it is being or will be audited by a relevant taxing authority. Capricorn has not agreed to any extension of time of any applicable statute of limitations period. Capricorn has duly withheld from each payment or expenditure the amount of all Taxes required to be withheld therefrom and has timely paid the same together with the employer's share of the same, if any, to the proper tax receiving officers. There is no, and will not be any, agreement or consent made under Section 341(f) of the Internal Revenue Code affecting Capricorn. Except for Permitted Encumbrances, there are no liens for any Tax on the assets of Capricorn. There are no tax sharing agreements or similar arrangements to which Capricorn is now or ever has been a party. The charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of Capricorn for any period prior to and including the Closing Date as reflected on the books of Capricorn are adequate to cover such Taxes. All Tax deficiencies which have been proposed or asserted against Capricorn have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined. All Returns with respect to taxable years ending on or prior to September 30, 1993 have been examined and closed, or are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions or waivers, has expired. Shareholder is not a foreign person within the meaning of Section 1445(b)(2) of the Internal Revenue Code.

         4.10 LICENSES, PERMITS AND APPROVALS. Section 4.10 of the Disclosure Schedule contains a true and complete list and description of all licenses, permits, authorizations and approvals required by any federal, state or local government's administrative or judicial authorities or any of Capricorn's customers or suppliers in connection with the operation of Capricorn's businesses. No approval of any of such organizations is required for the consummation of the transactions contemplated by this Agreement or which would materially adversely affect or impair the right or ability of Buyer following the Closing Date to carry on any of Capricorn's operations substantially as heretofore conducted.

         4.11 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of its knowledge, Capricorn has complied with all applicable statutes and regulations of any federal, state or other applicable jurisdiction or agency thereof (including, without limitation, any applicable licensing, building, zoning or other law, ordinance or regulation) affecting Capricorn's properties or the operation of Capricorn's business and has timely filed all reports and any other documents required by it to be filed with any governmental agency, except (i) to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Capricorn or (ii) to the extent that noncompliance would not result in the incurrence of any material liability.

         4.12 BOOKS AND RECORDS. The books, accounts and records of Capricorn
(i) are located at Capricorn's headquarters at Farmington Hills, Michigan, (ii) are correct and complete in all material respects, (iii) have been maintained in accordance with good business practice and (iv) constitute all the books, accounts and records necessary to carry on the Business in the manner in which it is currently being conducted and has over the preceding twelve (12) months been carried on. Copies of the Articles of Incorporation, including all amendments thereto, the Bylaws and the minutes of all shareholder and director meetings of Capricorn, hereto delivered by Shareholder to TechTeam, are complete and correct.

         4.13     FINANCIAL STATEMENTS.

                  (a) Section 4.13 of the Disclosure Schedule contains the audited balance sheets of Capricorn as of September 30, 1997, 1996, 1995 and 1994 and related audited statements of operation and changes in financial position for the years then ended, including the notes thereto (collectively referred to as the "Capricorn Financial Statements").

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. As of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, Capricorn did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Capricorn in accordance with generally accepted accounting principles. Such statements of operations present fairly the results of operations of Capricorn for the periods indicated. Such statements of changes in financial position present fairly the information which should be presented therein in accordance with generally accepted accounting principles.

                  (c) The financial and other books and record of Capricorn are in all material respects complete and correct and have been maintained in accordance with good business and accounting practice.

         4.14 UNDISCLOSED LIABILITIES. Except as set forth in Section 4.14 of the Disclosure Schedule, Capricorn has no liabilities (absolute, accrued, contingent or otherwise) required by GAAP to be reflected or reserved against in the consolidated statement of assets and liabilities of

Capricorn except (i) liabilities reflected or reserved against in the Capricorn Balance Sheet, and (ii) liabilities incurred since September 30, 1997 in the ordinary course of business, and which, in the aggregate, do not have a Material Adverse Effect.

         4.15 ADEQUACY OF ASSETS. The assets of Capricorn and the facilities, assets and services to which Capricorn has a contractual right of use include all rights, properties, assets, facilities and services necessary for the carrying on of the Business in the manner in which it is currently being, and has over the immediately preceding twelve (12) months been, carried on, and Capricorn does not depend in any material respect upon the use of assets owned by, or facilities or services provided by, Shareholder or any Affiliate of Shareholder.

         4.16 TITLE TO PROPERTIES. Except as set forth in Section 4.16(a) of the Disclosure Schedule, Capricorn does not own any interest in real property.
Section 4.16(b) of the Disclosure Schedule contains a complete and accurate list as of September 30, 1997 of all other material fixed assets owned by Capricorn. Except for Permitted Encumbrances and as set forth in Section 4.16(c) of the Disclosure Schedule, Capricorn has good and marketable title to all the real and personal property and assets (tangible and intangible) reflected as owned by it on the Capricorn Balance Sheet or acquired since September 30, 1997 (except for properties and assets disposed of since such date in the ordinary course of business and consistent with past practice), free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever. Except as stated in Section 4.17 with respect to leases or on Section 4.16(d) of the Disclosure Schedule, none of the real or personal property used by Capricorn in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security agreement, or is other than in the possession of and under the control of Capricorn. Section 4.16(e)of the Disclosure Schedule describes the terms of the sales of assets set forth in Sections 4.16(a) or (b) of the Disclosure Schedule that are expected to be made before the Closing Date other than in the ordinary course of business and consistent with past practice.

         4.17     LEASES.

                  (a) Section 4.17 of the Disclosure Schedule sets forth a list and brief description (including in each case the names of the lessee and lessor, the monthly rentals payable, the expiration date thereof, the details of any options to renew and to purchase thereunder and the property covered thereby, and whether any action, consent or notice is required as a result of this Agreement) of every lease or agreement under which Capricorn is a lessee of, or primarily or secondarily liable under, or holds or operates, any property, real or personal, owned by any third party and used in Capricorn's businesses (the "Leases"). All of the Leases have been entered into in the ordinary course of business, are in full force and effect, are valid and binding obligations of the parties thereto, and there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by Capricorn or, to the best knowledge of Shareholder, any other party or parties thereto. TechTeam has been furnished with true and complete copies of all of the Leases.

                  (b) Capricorn's rights under all real estate leasehold estates (the "Leased Real Estate") are not subordinate to, or defeasible by, any lien or any prior lease thereon. No governmental authority having jurisdiction over such Leased Real Estate has given any notice of a possible future imposition of assessments affecting the properties or to exercise the power of eminent domain. The Leased Real Estate is adequately serviced by utilities, including but not limited to, water, sewage, gas, waste disposal, electricity and telephone.

         4.18 RECEIVABLES. All of the Receivables of Capricorn reflected on the Capricorn Balance Sheet, and all other Receivables arising from and after the date of the Capricorn Balance Sheet through the Closing Date arose and will arise solely from bona fide transactions in the ordinary course of business, and, to the best of Shareholder's and Capricorn's knowledge, no portion of the Receivables is or will be subject to counterclaim or set-off or is or will be otherwise in dispute. To the best of Shareholder's and Capricorn's knowledge, all of the Receivables are and as of the Closing Date will be good and collectible in full (less only a $50,000 allowance for doubtful accounts receivable) within ninety (90) days following their respective due dates. At the request of TechTeam, Capricorn will deliver a true and correct aging list of Receivables, specifying the date of each original invoice, the due date and amount of each installment due thereon and the current payment status of all Receivables.

         4.19 INVENTORY. The inventories of raw materials, work in progress and finished goods (collectively called "Inventories") shown on the Capricorn Balance Sheet consisted, and all such Inventories as of the Closing Date will consist, of items of a quality and quantity usable and saleable at normal profit margins and within customary time periods in the ordinary course of business by Capricorn, except for obsolete and slow-moving items and items below standard quality, all of which have been written down on the books of Capricorn to net realizable market value or have been provided for by adequate reserves. All items in the Inventories which consist of work in process are being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of Capricorn to complete the work in process in a timely manner. All items included in the Inventories are the property of Capricorn, except for sales made in the ordinary course of business since the date of the last balance sheet. For each of the sales of Inventories, either the purchaser had made full payment or the purchaser's liability to make payment is reflected on the books of Capricorn. Except as set forth in Section
4.19 of the Disclosure Schedule, no items included in the Inventories have been pledged as collateral or are held by Capricorn on consignment from others. The Inventories shown on the Capricorn Balance Sheet are based on quantities determined by physical count or measurement, taken within the preceding 12 months, and are valued at the lower of cost or market value (with cost determined on a first-in, first-out basis), all in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years. The Inventories are sufficient and adequate for, but not in excess of the level appropriate to, the customary conduct of Capricorn's business as it previously has been conducted.

         4.20 INTANGIBLE ASSETS. Section 4.20 of the Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by Capricorn in its business as presently conducted, or controlled in whole or in part by Capricorn or directly or indirectly owned or controlled in whole or in party by Capricorn or any of Capricorn's officers, directors or key employees. To the best of Capricorn's and Shareholder's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. To the best of Capricorn's and Shareholder's knowledge, the conduct of Capricorn's Business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. Neither Capricorn nor Shareholder have received any notice of any claim of infringement. Except as disclosed in Section 4.20 of the Disclosure Schedule, there are no agreements, contracts or obligations under which Capricorn is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of Capricorn are in such form and of such quality that, following the Closing, Capricorn will be able to continue to provide the services heretofore provided by Capricorn so that such products and services meet applicable specifications and conform with the quality standards acceptable to Capricorn's standards.

         4.21     BANK ACCOUNTS; INVESTMENTS.

                  (a) Section 4.21(a) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Capricorn maintains safe deposit boxes or accounts of any nature and the names (and limits, if any) of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                  (b) Section 4.21(b) of the Disclosure Schedule set forth a description (including applicable interest rates) of all funds, securities and other instruments in which Capricorn's excess cash was invested as of September 30, 1997 (the "Investments"). All such Investments are investment grade and can be liquidated within one Business Day without being discounted. Neither Capricorn nor its Affiliates beneficially own any shares of TechTeam Stock.

         4.22     MATERIAL CONTRACTS.

                  (a) Section 4.22 of the Disclosure Schedule contains a true and correct list of all material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, relating to Capricorn, the Business or the assets or liabilities of Capricorn (collectively, the "Contracts"). Except as set forth in Section 4.22 of the Disclosure Schedule, Capricorn is not a party to, or otherwise bound by, any material written or oral, formal or informal:

                           (i) purchase orders and other contracts for the sale
                  of goods or services in excess of $25,000;

                           (ii) contracts, agreements or commitments for the
                  purchase of materials or services which are not required in the current operation of the Business in the ordinary course, or any agreements or commitments for the sale of goods or services which are inadequate to recover current costs;

                           (iii) contracts involving the expenditure of more
                  than $25,000 in any instance for the purchase of material, supplies, equipment or services;

                           (iv) contracts involving the expenditure of more than
                  $25,000 which are not cancelable within thirty (30) days;

                           (v) contracts relating to the leasing (as lessor or
                  lessee) or the conditional purchase or sale by Capricorn of more than $25,000 of property, whether real, personal or mixed;

                           (vi) contracts to which Capricorn is a party or by
                  which any of its assets are bound that require consent by any other Person in connection with the transaction contemplated hereby, either to prevent a breach or continue the effectiveness thereof;

                           (vii) contracts or arrangements with any governmental
                  body, agency or authority;

                           (viii) indentures, mortgages, promissory notes, loan
                  agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which create a lien or encumbrance on any assets of Capricorn;

                           (ix) guarantees of the obligations of third parties
                  or agreements to indemnify third parties (other than indemnification provisions provided in the ordinary course to or for the benefit of customers);

                           (x) agreements which restrict Capricorn from doing
                  business in any geographic location;

                           (xi) policies of insurance in force and effect with
                  respect to the Business or assets of Capricorn;

                           (xii) contracts or agreements with Shareholder or its
                  Affiliates;

                           (xiii) license agreements (as licensee or licensor)
                  with third parties other than licenses for computer software that is sold to the general public;

                           (xiv)    employment or consulting agreements;

                           (xv) distributor, dealer, sales, advertising, agency,
                  manufacturer's representative, franchise or similar contracts or any contract relating to the payment of a commission;

                           (xvi) agreements, arrangements or programs pursuant
                  to which Capricorn has promised or made available to its customers any volume discount, rebate, credit or allowance;

                           (xvii) collective bargaining or other agreements with
                  labor unions; or

                           (xviii) any other contract outside the ordinary
                  course of the Business not otherwise described in this Subsection.

                  (b) True and complete copies of each of the Contracts have been made available to TechTeam by Shareholder. Except as set forth on
         Section 4.22 of the Disclosure Schedule, each of the Contracts is in full force and effect and there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by Capricorn or, to the best knowledge of the Shareholder, by any other party thereto. Except as set forth in Section
         4.22 of the Disclosure Schedule, no written notice of termination or nonrenewal has been given under any Contract. The dollar amounts set forth in this Section 4.22 with respect to the Contracts shall not be deemed to represent any standard of "materiality" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement.

         4.23 PERFORMANCE OF CONTRACTS, ETC. Capricorn is not in default under, nor has it breached any provision of, any contract, agreement, instrument, document, lease, license, permit, indenture, insurance policy or other obligation of Capricorn relating to the Business, and there is no material oral modification or past practice inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations are currently in full force and effect. To the knowledge of Capricorn and the Shareholder, the other parties to such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations have complied with their obligations thereunder and are not in breach thereof. Capricorn fully has performed each such term, condition and covenant of each such contract, agreement, instrument, document, lease, license, permit, indenture, policy or other obligation required to be performed on or prior to the date hereof. Capricorn and the Shareholder know of no state or facts which, with the giving of notice or the passing of time, or both, would give rise to any default in or under any of the above.

         4.24 CUSTOMERS AND COMMITMENTS. Section 4.24 of the Disclosure Schedule lists (a) the ten (10) largest customers of, and the ten (10) largest suppliers to, Capricorn during the twelve (12) month period ended September 30, 1997 (stating for each the dollar volume of the sales or purchases, as the case may be), and (b) as of the date hereof all of the existing purchase orders, executory contracts and commitments of Capricorn with its customers and trade suppliers in excess of One Hundred Thousand ($100,000) Dollars of any kind or nature whatsoever.

Shareholder has delivered to TechTeam all copies of the written instruments, if any, evidencing the items listed in Section 4.24 of the Disclosure Schedule. All of the existing purchase orders, executory contracts and commitments of Capricorn with its customers and trade suppliers have been entered into in the ordinary course of business. Neither Capricorn nor Shareholder have any knowledge that any supplier or customer of Capricorn intends to cease dealing with Capricorn, or intends to decrease in any material respect the amount of such person's dealings with Capricorn from the levels in effect during the past twelve (12) months, or that any such person would decrease in any material respect such dealings in the event of the consummation of the transactions contemplated hereby. Capricorn is not generally required to provide bonding or any other security arrangements in connection with any transactions with its customers or suppliers.

         4.25     RELATED TRANSACTIONS.

                  (a) Except as set forth in Section 4.25 of the Disclosure Schedule or in the Capricorn Financial Statements, Capricorn has no contractual relationship with, or any obligation or liability owed to or by, Shareholder. All such contractual relationships are on terms that are no less favorable to Capricorn than would be the case with a non-affiliated party.

                  (b) All of the transactions of Capricorn during the past five
         (5) years have been conducted on an arms-length basis. To the best knowledge of the Shareholder and Capricorn, no employee of Capricorn has violated the published business policies of any governmental agency or customer or supplier with respect to gifts, services or corporate business practices. To the best knowledge of the Shareholder and Capricorn, Capricorn has not made any material payments outside the ordinary course of business to any person or entity in respect of any business with any customer or supplier of Capricorn.

                  (c) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded or as otherwise set forth in Section 4.25 of the Disclosure Schedule, neither the Shareholder nor Capricorn own, and to the best knowledge of the Shareholder and Capricorn, none of Capricorn's officers, directors or other key employees (including purchasing agents and departmental managers) owns, directly or indirectly, any interest or has any investment or profit participation in any Person which (i) is a material competitor, customer, subcontractor or supplier of Capricorn or (ii) has an existing material relationship with, or a material interest in Capricorn, including but not limited to lessors of real or personal property and Persons against which rights or options are exercisable by Capricorn .

         4.26 QUESTIONABLE PAYMENTS. To the best of the knowledge of the officers of Capricorn: (a) neither Capricorn nor any of its current or former directors, officers, or employees nor any third party acting on behalf of Capricorn have, directly or indirectly, made any bribes, kickbacks or other payments of a similar or comparable nature, whether lawful or not, to any person or entity, public or private, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business secured or for special concessions already obtained; (b) no funds or property of any kind of Capricorn was donated, loaned, or made available, directly or indirectly, for the benefit of, or for the purpose of opposing any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; (c) no officer, employee, contractor or agent of Capricorn was compensated, directly or indirectly, by Capricorn for time spent or expenses incurred in performing services for the benefit of, or for the purpose of opposing any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; (d) Capricorn has not made any loans, donations, or other disbursements, directly or indirectly, to officers or employees of Capricorn or others for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; and (e) Capricorn has not, or any other person or entity acting on behalf of Capricorn, maintained or maintains a bank account, or other account of any kind whether domestic or foreign, which account was not reflected in the corporate books and records or which account was not listed, titled or identified in the name of Capricorn.

         4.27     BURDENSOME AGREEMENTS AND UNUSUAL MATTERS.

                  (a) Capricorn is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Capricorn can now foresee), materially and adversely affect, the business, operations, properties, assets or condition of Capricorn.

                  (b) Capricorn knows of no matter of an unusual nature which is applicable specifically to Capricorn or the industry in which the Business operates and which has or may have a Material Adverse Effect upon Capricorn, its condition (financial or otherwise) or prospects.

         4.28 INSURANCE. Section 4.28 of the Disclosure Schedule contains a true and correct list and summary description of all material insurance coverage (including, the types of coverage, amounts of coverage, name of the insurer, expiration date and all claims made thereunder during the past three (3) years) held by Capricorn with respect to its businesses, assets, and any property of others under Capricorn's care, custody and/or control, including, but not limited to all policies of fire, liability and other forms of casualty insurance, product liability insurance, and group and worker's compensation insurance and "keyman" life insurance. All such policies (true and complete copies of which have been delivered to TechTeam) are in full force and effect, Capricorn is not in default under any of such policies, and Capricorn has not received any notices of cancellation, material amendments or material increases in deductibles or premiums. Shareholder and Capricorn have not received during the past two years any written notice or other written communication from any insurance company declining to write insurance with respect to the Business or canceling or materially amending any of Capricorn's insurance policies or proposing to do so.

         4.29     LABOR MATTERS.

                  (a) Except to the extent set forth in Section 4.29(a) of the Disclosure Schedule, (i) there is no unfair labor practice charge or complaint against Capricorn pending before the National Labor Relations Board or any other labor grievance board, authority or tribunal, nor, to the best knowledge of Shareholder and management of Capricorn, has any such charge or complaint been threatened against Capricorn; (ii) there is no labor strike, dispute, slowdown, or stoppage pending against or affecting Capricorn; (iii) Capricorn is not a party to any collective bargaining agreement or contract with any labor union and, to the knowledge of Shareholder, no union representation question exists respecting the employees of Capricorn; (iv) no material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending; (v) no event has occurred, and Capricorn will not take any action prior to the Closing, which would require notification to employees under the Worker Adjustment and Retraining Notification Act of 1988 and the regulations promulgated thereunder; and (vi) there are no other controversies pending between Capricorn and any of its employees, including, without limitation, claims arising under any labor laws, which controversies have had or may have a Material Adverse Effect.

                  (b) Section 4.29(b) of the Disclosure Schedule sets forth the names of all employees, consultants, officers and directors of Capricorn, their length of employment, compensation level and other terms of employment. Shareholder has delivered to TechTeam copies of all currently effective written employment or consulting agreements, and written summaries of all verbal arrangements, to which Capricorn is a party with any of its employees or consultants.

         4.30     EMPLOYEE BENEFIT PLANS.

                  (a) Set forth in Section 4.30 of the Disclosure Schedule is an accurate and complete list of all Employee Benefit Plans maintained or contributed to by Capricorn (each a "Capricorn Employee Benefit Plan").

                  (b) Except as required by Chapter 6 of Title 1 of ERISA and any applicable state continuation or conversion laws and no such Capricorn Employee Benefit Plan that is a welfare plan provides any health or life insurance coverage to any individual for events occurring, or expenses incurred, after termination of employment and no promise has been made nor any liability incurred by Capricorn for post-retirement and/or post-termination health or life insurance or other benefits.

                  (c) Each such Capricorn Employee Benefit Plan is with respect to form, operation, and administration in material compliance with its terms, ERISA, the Code and any other applicable laws and regulations, and neither Capricorn nor any such Capricorn Employee Benefit Plan is liable for any material fine, excise tax, or loss of income tax deduction with respect to the operation of any such Capricorn Employee Benefit Plan. Each such Capricorn Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust maintained in connection with such Capricorn Employee Benefit Plan has been determined by the Internal Revenue Service to be tax-exempt under Section 501(a) of the Code, and Shareholder and Capricorn have no knowledge of any circumstances which would cause any Capricorn Employee Benefit Plan to be subject to disqualification or a related trust to lose its tax-exempt status.

                  (d) There has occurred: (i) no prohibited transaction, as defined in Sections 406 and 407 of ERISA or Section 4975 of the Code, and no breach of any duty imposed by Title I of ERISA, by Capricorn, any entity related to Capricorn (within the meaning of Sections 414(b), (c), (m), or (o) of the Code) (the "Controlled Group"), or any director, officer, or employee of Capricorn or any entity in the Controlled Group, that could have a Material Adverse Effect.

                  (e) To the extent material, all amounts that Capricorn is required to have contributed to any Capricorn Employee Benefit Plan have been contributed within the time prescribed by applicable law and all benefits, expenses, and other amounts due and payable and all transfers or payments required to be made with respect to any Capricorn Employee Benefit Plan have been paid within the time prescribed by the applicable documents and governing law. No increase in benefits under or other modifications or amendments to any Capricorn Employee Benefit Plan have been made subsequent to the date as of when documents or disclosures have been provided or made available to TechTeam.

                  (f) To the extent material, all required reports and descriptions (including, but not limited to, Form 5500 annual reports, summary annual reports, and summary plan descriptions) with respect to each Capricorn Employee Benefit Plan have been properly filed with the appropriate governmental authority and distributed to participants substantially as required by law, and Capricorn has substantially performed its obligations under Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA"). As soon as practicable after the execution of this Agreement, Shareholder shall provide to TechTeam, to the best of its knowledge, a list of qualified beneficiaries receiving (or eligible to elect to receive to the extent the plan administrator has been informed) COBRA continuation coverage and the date and type of their qualifying events; provided, however, that such list shall be compiled on a blind basis, eliminating names and other clearly identifying criteria. As soon as practicable after the Closing Date, Shareholder shall provide to TechTeam an updated list of all qualified beneficiaries receiving (or eligible to elect to receive) COBRA continuation coverage and the date and type of their qualifying events effective as of the Closing Date.

                  (g) Capricorn has not incurred nor expects to incur any material liability to the PBGC (as defined under Title IV of ERISA), the Internal Revenue Service, the Department of Labor of the United States, or otherwise with respect to any Capricorn Employee Benefit Plan currently or previously maintained or contributed to by Capricorn or by members of the Controlled Group (as defined in paragraph (d) above) that has not been satisfied in full, and no condition exists that presents a material risk to Capricorn or the Controlled Group of incurring such a material liability, other than liability for premiums due to the PBGC.

                  (h) To the knowledge of Shareholder and Capricorn, none of Capricorn and the Controlled Group has withdrawn from or caused a partial withdrawal to occur with respect to any Capricorn Employee Benefit Plan that is a multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) that presents a material risk to Capricorn of incurring any unpaid withdrawal liability under Title IV of ERISA.

                  (i) There are no material claims (other than routine claims for benefits) or lawsuits pending with respect to any Capricorn Employee Benefit Plan.

                  (j) Except as set forth on Section 4.30 (j) of the Disclosure Schedule, there are no leased employees within the meaning of Sections 414(n) or (o) of the Code, or the regulations thereunder, who perform services for Capricorn.

                  (k) Shareholder has previously delivered or made available to TechTeam true and complete copies of: (i) the plan documents for each Capricorn Employee Benefit Plan identified in Section 4.30 of the Disclosure Schedule together with all amendments thereto, including all amendments to be effective at a later date, and (ii) to the extent applicable for each such Capricorn Employee Benefit Plan, the most recent Internal Revenue Service determination letters, summary plan descriptions, annual reports (Form 5500 series) and accompanying schedules (or such alternate reports in lieu thereof).

         4.31     ENVIRONMENTAL MATTERS.

                  (a) The conduct of the Business complies with, and Capricorn is not in violation of, in connection with the conduct of the Business, any applicable Environmental Laws, except where the failure to be in compliance would not have an effect that is materially adverse to the conduct of the Business at the location where the failure occurs;

                  (b) Shareholder and Capricorn have not received written notification from any governmental authority of any current, existing violations of any Environmental Laws relating to the Business, nor, to the best of Shareholder's knowledge, are there any judicial or administrative writs, injunctions, decrees, orders or judgments outstanding or any lawsuits, claims, proceedings or investigations pending or threatened relating to the ownership, use, maintenance or operation of the conduct of the Business;

                  (c) Without limiting the generality of the foregoing, Capricorn has not (i) received written notification from the United States Environmental Protection Agency, or any state or local agency which serves a similar function, that it is a Potentially Responsible Party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any analogous state or local law for "removal" or "remedial" action at a waste site listed on the National Priorities List or any database established pursuant to any state or local law to which it sent or arranged for the transportation or disposal of any hazardous substance, or (ii) received written notification that it is liable for contribution for costs incurred by another person in taking "removal" or "remedial" action under CERCLA or any analogous state or local law.

                  (d) Section 4.31 of the Disclosure Schedule sets forth all of the licenses, permits and approvals held by Capricorn and required by Environmental Laws for the conduct of the Business as now conducted ("Permits"), which constitute all material permits required of Capricorn by the Environmental Laws for the conduct of the Business. Capricorn is not presently in material violation of any Permit, and, to the best of the Shareholders' and the management of Capricorn's knowledge, there is no proceeding pending or threatened with respect to the revocation or limitation of any Permit.

         4.32 ABSENCE OF CHANGES. Except as set forth in Section 4.32 of the Disclosure Schedule, since September 30, 1997 there has not been:

                  (a) any change or changes in the business, financial condition, properties, results of operations or assets or liabilities of Capricorn, or any development or event involving a prospective change, other than changes in the ordinary course of the Business and other changes which singularly or in the aggregate, have not had and will not have a Material Adverse Effect;

                  (b) any property damage or destruction, loss or other casualty, however arising and whether or not covered by insurance, which, singularly or in the aggregate, have had or will have a Material Adverse Effect;

                  (c) any labor dispute or any other event or condition of any character which, singularly or in the aggregate, have had or will have a Material Adverse Effect;

                  (d) any indebtedness incurred by Capricorn for borrowed money (except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of the Business), or any agreement to incur any such indebtedness;

                  (e) any change in the accounting methods or material change in the practices of Capricorn or any change in depreciation or amortization policies or rates theretofore adopted;

                  (f) any amendment or termination of any material contract, agreement, lease, franchise or license to which Capricorn is or was a party;

                  (g) any amendment of the Articles of Incorporation or Bylaws of Capricorn;

                  (h) except for Permitted Encumbrances, any mortgage, pledge or other encumbering of any material property or assets of Capricorn;

                  (i) any material liability or obligation incurred by Capricorn, except current liabilities incurred in the ordinary course of the Business, or any cancellation or compromise by Capricorn of any material debt or claim, or any waiver or release by Capricorn of any right of substantial value to the Business;

                  (j) any sale, transfer, lease, abandonment or other disposal of any machinery, equipment or real property with a fair market value in excess of $10,000 or, except in the ordinary course of the Business, any sale, transfer, lease, abandonment or other disposal of any material portion of any other properties or assets of Capricorn (real, personal or mixed, tangible or intangible).

                  (k) any transfer, disposal or grant of any rights under any patent, trademark, trade name, copyright, copyright registration, service mark, invention or license owned by Capricorn, or any disposal of or disclosure to any Person other than representatives of TechTeam of any material trade secret, formula, process or know-how owned by Capricorn not theretofore a matter of public knowledge; except, in each case, in the ordinary course of the Business;

                  (l) any bonuses or other increases in the compensation of Capricorn's officers, employees or directors; or any agreement by Capricorn entered into with any officer, employee or director; or any increase or change in benefits under any Capricorn Employee Benefit Plan (as defined herein); except, in each case, in the ordinary course of the Business and consistent with past practice;

                  (m) any single capital expenditure in excess of $10,000, made or committed for by Capricorn for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of the Business;

                  (n) any declaration, payment or reservation for payment of any dividend or other distribution in respect of the capital stock or other securities of Capricorn, or any redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock or other securities of Capricorn;

                  (o) except in the ordinary course of the Business and consistent with past practice, any grant or extension of any power-of-attorney or guaranty in respect of the obligation of any Person;

                  (p) any payment by Capricorn of any personal expenses of Shareholder or any Affiliate of Shareholder; or

                  (q) any entry by Capricorn into any binding agreement, whether in writing or otherwise, to take any action described in this Section 4.32.

         4.33 DISCLOSURES. None of the representations or warranties by Shareholder herein and no statement contained in any certificate, Schedule or other writing furnished by Shareholder to TechTeam in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         4.34 BROKERS AND FINDERS. No agent, broker, investment banker, person or firm acting on behalf of Capricorn, Shareholder or any firm or entity affiliated with any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the transactions contemplated hereby.

         4.35     CERTAIN TAX MATTERS.

                  (a) The assets of Capricorn at the Effective Time will constitute at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Capricorn immediately before the Merger. For this purpose, any amounts paid for expenses of Capricorn related to the Merger, any distributions and redemption's (except for regular normal dividends) made in anticipation of the Merger and any amounts paid to dissenting shareholders will be included as assets of Capricorn held immediately before the Merger.

                  (b) Except for any additional liabilities created pursuant to this Agreement or otherwise incurred in respect of the Merger, the liabilities of Capricorn were incurred by Capricorn in the ordinary course of its business.

                  (c) Capricorn is not an "investment company" as defined in
         Section 368(a)(2)(F) of the Code.

                                    ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF TECHTEAM AND SUB

             TechTeam and Sub hereby represent and warrant to Shareholder as follows:

         5.1 CORPORATE ORGANIZATION. TechTeam is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

         5.2 CAPITALIZATION OF TECHTEAM. All issued and outstanding shares of TechTeam Stock have been, and upon issuance the Merger Consideration will be, duly authorized and validly issued, fully paid and nonassessable. The issuance of the Merger Consideration is not subject to any preemptive right or right of first refusal that has not been satisfied or waived.

         5.3 AUTHORITY. TechTeam and Sub each has all requisite corporate right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by TechTeam and Sub have been duly and validly authorized and approved by all necessary corporate action, including approval of the Merger by the shareholder and directors of Sub. Except for the filings described in Section 2.1, all authorizations, approvals and consents of, or any notices to, any Person, and all filings and registrations with, and consents, approvals and authorizations of, and any notices to, any governmental agency or body, necessary for the execution and delivery by TechTeam or Sub hereunder and the consummation of the Merger have been duly obtained, effected or given and are in full force and effect. This Agreement and the Related Agreements to which TechTeam or Sub is a party have been duly and validly executed and delivered by TechTeam or Sub and constitute the legal, valid and binding obligations of TechTeam or Sub, enforceable against TechTeam or Sub in accordance with their respective terms. This Agreement has been duly and validly executed and delivered by TechTeam and Sub and, assuming this Agreement has been duly authorized, executed and delivered by Shareholder, constitutes the legal, valid and binding obligation of TechTeam and Sub enforceable against it in accordance with its terms.

         5.4 TECHTEAM'S CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement by TechTeam and Sub will not (with or without the giving of notice or the passage of time, or both), (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to TechTeam or Sub, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to TechTeam or Sub, (ii) violate the Certificate of Incorporation or Bylaws of TechTeam or Sub, (iii) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which TechTeam or Sub is a party or by which TechTeam or Sub is bound, or any material license, permit or certificate held by TechTeam or Sub (other than any consents which will have been obtained on or prior to the Closing Date), or (iv) require any material consent or approval by, notice to or registration with any governmental authority.

         5.5 LITIGATION. Except as set forth in Section 5.5 of the Disclosure Schedule, there are no claims, actions, suits, or proceedings pending or, to the best knowledge of TechTeam or Sub, threatened, against TechTeam or Sub, relating to this Agreement or the transactions contemplated hereby or to the business or property of TechTeam or Sub, at law or in equity or before or by any federal, state, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, or any arbitration proceeding, in each case which are likely to have a Material Adverse Effect. Neither TechTeam nor Sub are subject to any judgment, order, writ, injunction or decree of any court or governmental body.

         5.6 COMPLIANCE WITH LAWS. Except as set forth in Section 5.6 of the Disclosure Schedule, TechTeam and Sub have each conducted its business so as to comply with, and is not in violation of, nor has it received any written notice claiming it is in violation of, any order, law, ordinance, statute, rule or regulation applicable to it, or to its business or any of its property or assets, except to the extent that such non-compliance would not have a Material Adverse Effect. TechTeam and Sub have all material licenses, permits, certificates of occupancy and authorizations necessary to conduct its business.

         5.7 TECHTEAM INFORMATION. TechTeam has delivered to Shareholder true and complete copies of the TechTeam Filings. TechTeam will deliver to Shareholders true and complete copies of any and all other documents filed by TechTeam with the SEC on or prior to the Closing Date (other than exhibits which TechTeam will make available upon request). At the date hereof, the TechTeam Filings, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading. At the date of filing with the SEC of any such other filed document and at the Closing Date, such document, taken as a whole and considered in the context of other TechTeam Filings, will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         5.8 UNDISCLOSED LIABILITIES. Except as set forth in Section 5.8 of the Disclosure Schedule, TechTeam and Sub have no liabilities (absolute, accrued, contingent or otherwise) required by GAAP to be reflected or reserved against in the consolidated statement of assets and liabilities of TechTeam except (i) liabilities reflected or reserved against in the Form 10-Q Balance Sheet, and
(ii) liabilities incurred since September 30, 1997 in the ordinary course of business and which, in the aggregate, do not have a Material Adverse Effect.

         5.9 NO MATERIAL ADVERSE CHANGE. Since September 30, 1997, there has been no material adverse change, nor any development or event involving a prospective material adverse change in the business, financial conditions or results of operations and TechTeam and its subsidiaries, taken as a whole, that has not been disclosed in the TechTeam Filings.

         5.10 BROKERS AND FINDERS. No agent, broker, investment banker, Person or firm acting on behalf of TechTeam or Sub or any entity affiliated with TechTeam or Sub is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the transactions contemplated hereby.

                                    ARTICLE 6
                        FURTHER COVENANTS AND AGREEMENTS

         6.1 COVENANTS OF SHAREHOLDER PENDING THE EFFECTIVE TIME. Shareholder covenants and agrees that, pending the Effective Time and prior to the termination of this Agreement, and except as otherwise agreed to herein or in writing by TechTeam, Shareholder shall or, as appropriate, shall cause Capricorn to:

                  (a) conduct the Business solely in the ordinary course and consistent with past practices, which shall include incurrence of reasonable fees and expenses to the extent necessary to effect the consummation of the transaction contemplated hereby;

                  (b) not take or intentionally omit to take any action which would result in a breach of any of Shareholder's representations and warranties hereunder in any material respect;

                  (c) continue to maintain and service the physical assets used by Capricorn in the conduct of the Business consistent with past practices;

                  (d) use its reasonable efforts to preserve the businesses and organization of Capricorn, to keep available the services of Capricorn's present employees and agents and to maintain the relations and goodwill with the suppliers, customers (including the Customers), distributors and any others having business relations in connection with the Business;

                  (e) use its reasonable efforts to cause all of the conditions to the obligations of TechTeam under this Agreement to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Shareholder and Capricorn of the transactions contemplated hereby. All such consents will be in writing and executed counterparts will be delivered to TechTeam at or prior to the Closing;

                  (f) promptly disclose to TechTeam any information relating to Shareholder's and Capricorn's representations and warranties which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect;

                  (g) provide TechTeam's officers, employees, counsel, accountants and other representatives with full access to, during normal business hours, all of the books and records of Capricorn, make knowledgeable employees of Capricorn available to representatives of TechTeam for reasonable periods of time to answer inquiries of such representatives with respect to TechTeam's investigation of Capricorn and permit such representatives of TechTeam to consult with the officers, employees, accountants and counsel of Shareholder and Capricorn; provided that no such activities unreasonably interfere with the operation of the Business;

                  (h) not grant to any Person a power of attorney or similar authority to act for Capricorn;

                  (i) not enter into any guarantee of the obligations of any Person to the extent such guarantee shall survive the Closing Date;

                  (j) not amend the Articles of Incorporation or Bylaws of Capricorn;

                  (k) make no change in the amount of issued capital stock of Capricorn or issue or create any option, warrant or any other security of Capricorn;

                  (l) not increase the compensation payable or to become payable to any officer, employee or agent of Capricorn other than in the ordinary course of the Business, nor make any bonus payment or arrangement to or with any officer, employee or agent of Capricorn other than in the ordinary course of the Business nor increase the benefits under nor make any amendment or modification to any Capricorn Employee Benefit Plan;

                  (m) not sell, transfer, lease, abandon or otherwise dispose of (or commit to do so) or initiate or solicit any discussions concerning the sale, lease or other disposal of, any assets of Capricorn or of the Capricorn Shares; and

                  (n) not, without the consent of TechTeam, which consent shall not unreasonably be withheld by TechTeam, enter into any contract or commitment calling for payment to or by Capricorn of an aggregate amount of more than $25,000 (excluding lease agreements entered into consistently with past practice), which is not terminable by Capricorn on less than thirty (30) days' notice without penalty.

         6.2 COVENANTS OF TECHTEAM AND SUB PENDING THE EFFECTIVE TIME. TechTeam and Sub each covenants and agrees that, pending the Effective Time and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Shareholder:

                  (a) TechTeam and Sub shall not take or intentionally omit to take any action which would result in a breach of any of TechTeam's or Sub's representations and warranties hereunder in any material respect;

                  (b) TechTeam and Sub shall each use its reasonable efforts to cause all of the conditions to the obligations of Shareholder under this Agreement to be satisfied on or prior to the Closing Date and to obtain prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by TechTeam or Sub of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Shareholder at or prior to the Closing; and

                  (c) TechTeam and Sub shall promptly disclose to Shareholder any information relating to TechTeam's or Sub's representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect.

         6.3 FILINGS. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. In addition, the parties will cooperate in the preparation and filing of other documents subsequent to Closing.

         6.4 ANNOUNCEMENT. Except as expressly contemplated by this Agreement or as may be required by law, the parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby and shall not issue any press release or discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto. Notwithstanding the foregoing, in the event any party hereto is required by law or the rules of any stock exchange on which such party's securities are traded to make a statement with respect to the transactions contemplated herein, such party shall notify in writing the other party hereto as to the time, form and content of such statement.

         6.5 COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby. All transfer and intangible taxes, if any, in connection with the sale and delivery of the Capricorn Shares hereunder shall be paid by Shareholder. All transfer and intangibles taxes, if any, in connection with the sale and delivery of the Merger Consideration hereunder shall be paid by TechTeam.

         6.6 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. If any consent or approval required for the consummation of the transactions contemplated hereby is not obtained prior to Closing, Shareholder shall cooperate with TechTeam, and attempt in good faith, to obtain such consent or approval during the one year period immediately following the Effective Time.

         6.7      CERTAIN AGREEMENTS.

                  (a) On or before the Closing Date the undersigned will execute, or use their reasonable best efforts to cause to be executed, the following employment agreements (each of which will include covenants not to compete) to be effective upon the Closing Date:

                           (i) A three year Employment Agreement between
                  Capricorn and David M. Sachs in the form attached hereto as
                  Exhibit 6.7(a)(i);

                           (ii) A one year Employment Agreement between
                  Capricorn and Ed Penkala in the form attached hereto as
                  Exhibit 6.7(a)(ii); and

                           (iii) A one year Employment Agreement between
                  Capricorn and David A. Sachs in the form attached hereto as
                  Exhibit 6.7(a)(iii).

                  (b) On or before the Closing Date, TechTeam shall issue to Shareholder options to purchase, during the period ending five years from the Closing Date, a total of 15.000 shares of TechTeam Stock at an exercise price of $10.00 per share. The terms of those options will be set forth in stock option agreements between TechTeam and Shareholder in the form attached hereto as Exhibit 6(b). Those options will vest in three equal annual increments beginning on the first anniversary of the Closing Date. TechTeam agrees that, prior to the date when any of those options are exercisable, TechTeam will file a registration statement on Form S-8 under the Securities Act covering the TechTeam Stock that is issuable upon exercise of those options.

                  (c) On or before the Closing Date, Shareholder and TechTeam shall agree on a list of employees of Capricorn who shall be issued options to acquire an aggregate of 60,000 Shares of TechTeam stock. Those options shall be exercisable during the period ending five years after the Closing Date at an exercise price of $10.00 per share. Those terms of those options will be set forth in stock option agreements between TechTeam and the optionees in the form attached hereto as
         Exhibit 6.7(b). Those options will vest in three equal annual increments beginning on the first anniversary of the Closing Date. TechTeam agrees that, prior to the date when any of those options are exercisable, TechTeam will file a registration statement on Form S-8 under the Securities Act covering the TechTeam Stock that is issuable upon exercise of those options.

         6.8      COVENANT NOT TO COMPETE OR DISCLOSE CONFIDENTIAL INFORMATION.

                  (a) Shareholder agrees that, unless acting with the prior written consent of TechTeam, he will not, either alone or in conjunction with any other Person, or directly or indirectly through any entity that he now or in the future controls, for a period of four
         (4) years from the Closing Date: (i) employ or solicit the employment of any Person who within the month preceding the Closing Date had been an employee of Capricorn, other than members of Shareholder's family who have not entered into employment agreements with Capricorn or TechTeam; (ii) directly or indirectly engage or participate, whether as an officer, employee, director, agent, consultant, shareholder, partner or otherwise, in the ownership, management, marketing or operation of any aspect of the Business in the State of Michigan (other than solely through the passive ownership of five percent (5%) or less of the equity securities or equivalent interests of any entity whose shares are traded on any nationally recognized securities exchange); or (iii) conduct any business that is similar to any part of the Business with any Person that is or was a customer of Capricorn during the year preceding the Closing Date.

                  (b) The parties hereto acknowledge that (i) the covenants contained in this Section 6.8 are a material inducement to the consummation by TechTeam of the transactions contemplated by this Agreement and (ii) TechTeam would not have entered into or performed this Agreement but for the covenants herein contained.

                  (c) It is stipulated and agreed that Shareholder is acquainted with confidential and privileged information of TechTeam and/or Capricorn relating to customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, ideas, plans, devices or materials, and other similar matters which are confidential (any and all such information being referred to herein as the "Confidential Information"); and that the use of the Confidential Information against TechTeam and/or Capricorn would seriously damage TechTeam and/or the Business. As a consequence of the above, Shareholder agrees that, unless acting with the prior written consent of TechTeam, he shall, whether acting alone, in conjunction with any other Person, or directly or indirectly through any entity that he now or in the future controls: not use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person; refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and have no right to apply for or to obtain any patent, copyright, or other form of intellectual property protection with regard to the Confidential Information. Shareholder hereby assigns and releases to Capricorn any and all claims to or rights in any of the Confidential Information and agrees to execute and deliver such assignments, releases and other instruments as TechTeam shall reasonably request to evidence or confirm such assignments and releases.

                  (d) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 6.8 would be inadequate and Shareholder hereby consents to the granting by any court of competent jurisdiction of an injunction or other suitable relief and without the posting of any bond or the necessity of actual monetary loss being proved, in order that such breach may be effectively restrained.

                  (e) In addition to the relief provided in subsection (d) above, Shareholder agrees that, in the event of Shareholder's breach of this Section 6.8, TechTeam shall have the right to recover monetary damages from Shareholder.

                  (f) In the event that this Section 6.8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over to great a range of activities, or any or a combination of these elements, the parties agree that these covenants shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities as to which said court of competent jurisdiction deem reasonable and enforceable.

                  (g) Shareholder acknowledges and agrees that he has or will become acquainted with material inside information concerning TechTeam in connection with the transactions contemplated by this Agreement. Accordingly, Shareholder hereby agrees that Shareholder and its affiliates shall not, for a period of six months following the Closing Date, directly or indirectly acquire, agree to acquire or make any proposal to acquire any securities of TechTeam without the prior written consent of TechTeam.

         6.9 RELEASE BY SHAREHOLDER. Shareholder hereby waives, releases and forever discharges Capricorn and its parent, subsidiaries, officers and directors from any and all claims, causes of action, damages and liabilities of whatever nature or description, known or unknown, actual or contingent, which Shareholder or any party claiming through Shareholder might have or could claim against any of them, and which relates to or arises out of any action or set of facts occurring prior to the Closing.

         6.10 DELIVERY OF DISCLOSURE SCHEDULES. On or before 5:00 P.M. on January 26, 1998, each party will deliver to the other parties complete copies of all Disclosure Schedules that are required to be delivered by that party pursuant to this Agreement.


                                    ARTICLE 7
                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement executed by Shareholder and TechTeam;

                  (b) by Shareholder or TechTeam if, through no fault of the party seeking termination, the Closing shall not have occurred on or before January 30, 1998;

                  (c) by Shareholder or TechTeam on or before 5:00 P.M. on January 27, 1998 if (i) the other party has not delivered all Disclosure Schedules required to be provided by it pursuant to this Agreement or (ii) the Disclosure Schedules provided by the other party disclose information not previously known to the recipient and which is not acceptable to the recipient;

                  (d) by Shareholder or TechTeam, if any governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by TechTeam, if there has been a material violation or breach by Shareholder of any agreement or any representation or warranty contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of TechTeam impossible, and (iii) has not been waived by TechTeam; or

                  (f) by Shareholder, if there has been a material violation or breach by TechTeam of any agreement, representation or warranty contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of Shareholder impossible, and (iii) has not been waived by Shareholder.

         7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement (other than Sections 6.5 and 6.8(g) hereof and this Section 7.2, which shall survive termination) shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein:

                  (a) all information with respect to the Business or Capricorn received by and in the possession of TechTeam or any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with TechTeam shall be, at Shareholder's option, returned to Shareholder or destroyed by TechTeam;

                  (b) all material, non-public information with respect to TechTeam received by and in the possession of Shareholder or any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Shareholder shall be, at TechTeam's option, returned to TechTeam or destroyed by Shareholder;

                  (c) TechTeam will pay Shareholder a break-up fee of $200,000 if this Agreement is terminated for any reason other than as a result of (i) the default, breach, or failure to proceed in good faith by Shareholder or (ii) legal impediments on the part of any party that reasonably prevents consummation of the Merger. That break-up fee will be paid as liquidated damages in full payment of any claims Shareholder may have as a result of the termination of this Agreement;

                  (d) any termination pursuant to subparagraph (b) or (e) of
         Section 7.1 shall not be deemed a waiver of any rights or remedies otherwise available to TechTeam under this Agreement, by operation of law or otherwise; and

                  (e) all filings, applications and other submissions made pursuant to Section 6.3 hereof or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                                    ARTICLE 8
                      CONDITIONS TO TECHTEAM'S OBLIGATIONS

         Each and every obligation of TechTeam to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing, of the following conditions:

         8.1 VALUATION OF CAPRICORN. It is a condition to the obligations of TechTeam hereunder that Shareholder provide to TechTeam, at TechTeam's cost, an original copy of an appraisal performed by the accounting firm of Plante & Moran that, using normal and customary appraisal methods, values the Capricorn Shares (or the business and assets of Capricorn that are represented by the Capricorn Shares) at not less than $5,000,000. A copy of that appraisal must be delivered to TechTeam not later than two business days before the Closing.

         8.2 AUDITED FINANCIAL STATEMENTS OF CAPRICORN. A copy of Capricorn's audited financial statements satisfying the requirements of Section 4.13 must be delivered to TechTeam not later than two business days before the Closing.

         8.3 SHAREHOLDER'S CLOSING DELIVERIES. Shareholder shall have delivered, or caused to be delivered, to TechTeam at or prior to the Closing each of the following:

                  (a) certificate(s) representing the Capricorn Shares, duly endorsed in blank by Shareholder, or accompanied by a duly endorsed stock transfer power, along with a discharge of the security interests that are currently placed upon the Capricorn Shares as described in
         Section 4.4;

                  (b) the lock-up agreements and stock option agreements referenced in Sections 3.2(f) and 6.7(b) executed by Shareholder;

                  (c) the Employment Agreements and Stock Option Agreements referenced in Section 6.7 executed by Capricorn and the other parties to those agreements;

                  (d) with respect to Capricorn, a certified copy of Capricorn's articles of incorporation and a certificate of good standing issued by the state of Michigan, and a certificate of qualification or good standing in each of the jurisdictions in which Capricorn is qualified to transact business issued by the secretary of state or other appropriate authority of each such jurisdiction, and in each case, dated no more than thirty (30) days prior to the Closing Date;

                  (e) a copy of the bylaws of Capricorn which shall be certified to be accurate, complete and as in effect as of the Closing Date by the Secretary of such entity;

                  (f) the minute and stock books and corporate seal (if any) of Capricorn;

                  (g) valid and binding consents of all Persons whose consent or approval is required to be set forth in Sections 4.6 and 4.7 of the Disclosure Schedule;

                  (h) a certified copy of the resolutions of the Board of Directors of Capricorn authorizing the execution, delivery and performance of this Agreement and the Related Agreements;

                  (i) the certificates referenced in Sections 8.4 and 8.5; and

                  (j) copies executed by Shareholder and Capricorn (as appropriate) of all loan agreements, promissory notes, security agreements and other documents needed to evidence the Sentry Replacement Loan (as defined in Section 4.4) if TechTeam is required to make the Sentry Replacement Loan to Capricorn.

         8.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Shareholder and Capricorn contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof, and shall be true on the Closing Date with the same effect as though such representations were made as of such date and Shareholder shall have delivered to TechTeam on the Closing Date a certificate, dated the date thereof, to such effect which certificate shall be executed by Shareholder and by each of the President and Chief Financial Officer of Capricorn who shall make such certification to the best of his knowledge, solely in his capacity as an officer of Capricorn and not as an individual.

         8.5 PERFORMANCE. Shareholder and Capricorn shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by them prior to or at the Closing and Shareholder and Capricorn shall have delivered to TechTeam on the Closing Date a certificate, dated the date thereof, to such effect.

         8.6 LEGAL OPINION. Counsel for Shareholder shall have delivered to TechTeam its opinion dated the Closing Date, in form and substance reasonably satisfactory to TechTeam and addressing the matters covered in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 of this Agreement.

         8.7 GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

         8.8 NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                    ARTICLE 9
                     CONDITIONS TO SHAREHOLDER'S OBLIGATIONS

         Each and every obligation of Shareholder to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing, of the following conditions:

         9.1 TECHTEAM'S CLOSING DELIVERIES. TechTeam shall deliver, or cause to be delivered, to Shareholder at or before the Closing each of the following:

                  (a) The certificate(s) representing the Merger Consideration or an irrevocable letter of instructions to the Transfer Agent for the issuance of certificates representing the Merger Consideration in accordance with Article 3 hereof;

                  (b) the lock-up agreement referenced in Section 3.2(f) executed by TechTeam;

                  (c) The employment agreements and stock option agreements referenced in Section 6.7 executed by TechTeam;

                  (d) valid and binding consents of all Persons, if any, whose consent or approval is required to be set forth in Section 5.4 of the Disclosure Schedule;

                  (e) a certified copy of the resolutions of the Board of Directors of TechTeam authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the issuance of the Merger Consideration;

                  (f) the certificates referenced in Sections 9.2 and 9.3 hereof; and

                   (g) copies executed by TechTeam of all loan agreements, security agreements and other documents needed to evidence the Sentry Replacement Loan (as defined in Section 4.4) if TechTeam is required to make the Sentry Replacement Loan to Capricorn, along with delivery of the funds being loaned thereby.


         9.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of TechTeam and Sub contained in this Agreement, as modified by the Disclosure Schedule, shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations were made as of such date, and TechTeam and Sub shall each have delivered to Shareholder, on the Closing Date, a certificate, dated as of that date, to such effect.

         9.3 PERFORMANCE. TechTeam and Sub shall each have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing and TechTeam and Sub shall each have delivered to Shareholder, on the Closing Date, a certificate, dated as of that date, to such effect.

         9.4 LEGAL OPINION. Counsel for TechTeam shall have delivered to Shareholder its opinion dated the Closing Date in form and substance reasonably satisfactory to Shareholder and addressing the matters covered in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 of this Agreement.

         9.5 GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

         9.6 NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SHAREHOLDER. In addition to the indemnification set forth in Section 11.4, Shareholder shall reimburse, indemnify and hold TechTeam, Capricorn and their respective officers, directors, shareholders, employees and agents harmless from and against any and all demands, claims, actions, suits, liabilities, damages, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to, resulting from or arising out of:

                  (a) any breach or failure of any representation or warranty of the Shareholder contained in this Agreement or in any certificate, instrument of transfer or other agreement executed by Shareholder, Capricorn or Capricorn's officers in connection with this Agreement;

                  (b) any failure by Shareholder or Capricorn to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by Shareholder or Capricorn under this Agreement;

                  (c) reliance by TechTeam on any books or records of Capricorn or the reliance by TechTeam on any written information furnished by Shareholder, Capricorn or any of Capricorn's officers, to TechTeam, to the extent any of such information should prove to be false in any material respect;

                  (d) any losses incurred by Capricorn prior to the Closing Date which are of a nature customarily insured against by a business similar to that of Capricorn, but which are not covered by any insurance plans maintained by or on behalf of Capricorn; or

                  (e) any liability or claim by any third party resulting from the conduct of the business of Capricorn through the Closing Date in violation of any law, rule or regulation of any governmental authority or agency.

         10.2 INDEMNIFICATION BY TECHTEAM. In addition to the indemnification set forth in Section 11.4, TechTeam shall reimburse, indemnify and hold Shareholder harmless from and against any and all demands, claims, actions, suits, liabilities, damages, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees relating to, resulting from or arising out of:

                  (a) any breach or failure of any representation or warranty of TechTeam contained in this Agreement or in any certificate, instrument of transfer or other agreement executed by TechTeam in connection with this Agreement; or

                  (b) any failure by TechTeam to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by TechTeam under this Agreement.

         10.3 SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in Sections 4.12, 4.13, 4.14, 4.18, 4.21 and 4.32 shall survive until and through the first anniversary of the Closing Date, at which time such representations and warranties shall expire. The representations and warranties set forth in Sections 4.5, 4.9, 4.16 and 4.20 shall survive until and through the sixth anniversary of the Closing Date at which time such representations and warranties shall expire. All other representations and warranties made pursuant to this Agreement including, without limitation, all representations and warranties made in any exhibit or schedule or certificate delivered thereunder shall survive until and through the third anniversary of the Closing Date, at which time such representations and warranties shall expire.

         10.4 INDEMNIFICATION CLAIMS PROCEDURES. All claims for indemnification by any party seeking indemnification (the "Indemnified Party") from the other party (the "Indemnifying Party") under Sections 10.1, 10.2, or 11.4 shall be asserted and resolved as follows:

                  (a) In the event that any claim or demand for which the Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party (and any pertinent insurance carrier) in reasonable detail of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by counsel of the Indemnifying Party's own choosing, either in the Indemnifying Party's name, or in the Indemnified Party's name by appropriate proceedings. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense and, in any event, the Indemnified Party shall cooperate with the Indemnifying Party and such counsel. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party, to the extent consistent with the application of relevant evidentiary privileges. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the course of any negotiations or proceedings and the Indemnifying Party shall not settle any claim or demand without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or unduly delayed. As soon as reasonably practicable after the Indemnifying Party has reached a final decision as to whether or not all or any portion of the obligations related to such claim or demand are the obligations for which the

         Indemnifying Party is required to indemnify such Indemnified Party hereunder and, in any event, prior to entering into any such settlement or other final resolution of any claim or demand, the Indemnifying Party shall notify the Indemnified Party in writing of its position as to whether or not all or any portion of the obligations related to such claim or demand are the obligations for which the Indemnifying Party is required to indemnify such Indemnified Party in accordance with this
         Article 10 or Section 11.4.

                  (b) If the Indemnifying Party elects or is deemed to have elected not to take over the defense of any such claim or demand, the Indemnified Party shall have the right to defend, compromise and settle such claim or demand on such terms as the Indemnified Party in its discretion may determine, subject to the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or unduly delayed, and the Indemnifying Party shall continue to be bound to indemnify the Indemnified Party in accordance with and to the extent provided under the terms of this Article 10 and Section 11.4. The Indemnified Party shall or shall direct in writing its counsel to deliver to the Indemnifying Party copies of all correspondence and other matters relating to such claim or demand. Notwithstanding the foregoing, to the extent that the claim or demand involves or could result in claims against, or potential liability of, the Indemnifying Party the extent or nature of which were not known by the Indemnifying Party as of the date the Indemnifying Party elects or is deemed to have elected not to take over the defense of such claim or demand, the Indemnifying Party shall, by written notice to the Indemnified Party, be entitled to take over the defense of such claim or demand.

                  (c) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party.

                  (d) No claim for indemnification hereunder arising from a breach of a representation or warranty shall be valid unless notice of such claim as provided herein is made prior to the expiration of such representation or warranty under Section 10.3. Except as provided in the preceding sentence, the Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which it may have to an Indemnified Party except to the extent the failure to give such notice prejudiced the Indemnifying Party.

         10.5 RIGHT OF SET-OFF. In addition to any other remedy available in equity or at law, the Indemnified Party shall be entitled to set off the amount of any obligation for which it is entitled to be indemnified under this Article 10 or Section 11.4 against any amounts payable to the Indemnifying Party hereunder or under any other agreement contemplated hereby.

         10.6 LIMITATIONS ON LIABILITY. The maximum aggregate liability of TechTeam on one hand, and Shareholder on the other hand, under this Article 10 or Section 11.4 shall not exceed $5,000,000.

                                   ARTICLE 11
                              REGISTRATION RIGHTS.

         11.1 REGISTRATION OBLIGATION OF TECHTEAM. TechTeam agrees to register, on one occasion, the Registered Shares under the Securities Act, for resale by Shareholder. TechTeam will file a Registration Statement covering the Registered Shares as soon as reasonably practicable after the Closing but not later than ninety (90) days from the Closing and use its best efforts to have such Registration Statement declared effective promptly thereafter. TechTeam shall cause any registration statement filed pursuant to this Section 11.1 to remain effective for a period of at least two years from the Effective Time. TechTeam shall have the right to include in that registration statement other securities to be offered by TechTeam and/or other holders of TechTeam's securities.

         11.2 PIGGYBACK REGISTRATION RIGHTS. If at any time on or after one year from the Effective Time, TechTeam proposes, other than pursuant to its obligation under Section 11.1, to register any TechTeam Stock under the Securities Act on a form which would permit registration of the Merger Consideration or the Contingent Shares for sale to the general public, TechTeam shall each such time give written notice to the Shareholder of its intention to do so, describing the securities to be registered and specifying the form and manner and other relevant facts involved in such proposed registration. Upon the written request of the Shareholder within 20 days after the giving of any such notice (which request shall specify the TechTeam Stock intended to be disposed of by Shareholder), TechTeam will use its best efforts as a part of its filing of such form to effect the registration under the Securities Act of all Merger Consideration or Contingent Shares which TechTeam has been so requested to register by the Shareholder; provided, however, that in the event TechTeam proposes to register any of its securities for the account of any holder of its securities other than the Shareholder, Shareholder may not request TechTeam to effect the registration of more than the number of shares of TechTeam Stock held by Shareholder which bears the same ratio to the total number of Merger Consideration or Contingent Shares held by Shareholder as the number of shares of securities that TechTeam proposes to register for the account of all other selling shareholders in that registration statement bears to the total number of shares of securities held by all of the other selling shareholders. TechTeam shall not be required to honor any such request if, in the opinion of counsel to TechTeam, registration under the Securities Act is not required for the transfer of the TechTeam Stock in the manner proposed by Shareholder or that the registration is for a limited purpose or through a limited process such that, without the Shareholder's shares, the regulatory oversight or registration process would be more limited. If any such registration relates to a firmly underwritten offering of TechTeam Stock for the account of TechTeam, and if the manager or underwriter of such offering advises TechTeam in writing that, in its opinion, inclusion of TechTeam Stock held by Shareholder would adversely affect any such offering, then such shares shall, to such extent, be excluded from such registration.

         11.3 REGISTRATION PROCEDURES. If and whenever TechTeam is required to use its best efforts to effect the registration of any TechTeam Stock under the Securities Act as provided herein, TechTeam shall register or otherwise qualify the sale of TechTeam Stock under the "blue sky" laws in up to 3 states, and the following procedures shall apply:

                  (a) Shareholder shall promptly furnish to TechTeam such information regarding the Shareholder, the distribution of the TechTeam Stock and such other matters as TechTeam may reasonably request in writing.

                  (b) TechTeam will bear all expenses of the registration, except for any underwriting spread and brokerage commission and transfer taxes incurred in connection with sales of the TechTeam Stock owned by the Shareholder and except for expenses of any legal counsel selected by the Shareholder to represent him in connection with the sale of the TechTeam Stock.

                  (c) TechTeam will furnish to the Shareholder at its expense such number of prospectuses conforming to the requirements of the Securities Act and the rules and regulations thereunder and relating to the TechTeam Stock subject thereto as may, from time to time, be requested by the Shareholder. Further, TechTeam shall (a) notify the Shareholder, at any time when a prospectus relating to the TechTeam Stock is required to be delivered under the Securities Act, of the happening of any event which TechTeam, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and (b) at the request of the Shareholder, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, thereafter delivered to the Shareholder, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                  (d) If the Shareholder's TechTeam Stock is to be distributed in any underwritten offering, the Shareholder shall be a party to the underwriting agreement entered into by TechTeam in connection therewith, and the representations and warranties by, and the other agreements on the part of TechTeam, including any lock-up provisions, to or for the benefit of the underwriter shall also be made to and for the benefit of the Shareholder.

                  (e) Shareholder agrees (except to the extent that Shareholder is prohibited by applicable law from agreeing to withhold TechTeam Stock from sale), if requested in a timely notice from the managing underwriters in an underwritten offering, not to effect any public sale or distribution of TechTeam Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 30 day period prior to and during the 90-day period beginning on the closing date of each underwritten offering made pursuant to such registration statement.

                  (f) TechTeam shall not be required to maintain in effect any registration statement as it relates to TechTeam Stock held by the Shareholder beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of the TechTeam Stock included therein. However, TechTeam will use its reasonable best efforts to continue to file those documents which will permit the Shareholder to qualify sales of TechTeam Stock pursuant to Rule 144 under the Securities Act.

         11.4     INDEMNIFICATION AND CONTRIBUTION.

                  (a) Indemnification by TechTeam. In the case of each offering of TechTeam Stock registered under the Securities Act pursuant hereto, TechTeam agrees to indemnify and hold harmless each Shareholder in such offering, each underwriter of such TechTeam Stock under such registration and each other person, if any, who controls Shareholder or that underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, and to reimburse them for any legal or any other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such TechTeam Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that TechTeam shall not be so liable to a person otherwise indemnified to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein to the extent that such statements or alleged statements or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to TechTeam by or on behalf of Shareholder expressly for use in connection with any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document included by reference therein. The indemnification agreement contained in this Section 11.4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of Shareholder or any other person indemnified pursuant to such agreement and shall survive the transfer of such securities by Shareholder in the offering.

                  (b) Indemnification by Shareholder. In the case of each offering of Shareholder's TechTeam Stock registered under the Securities Act pursuant hereto, Shareholder agrees to indemnify and hold harmless TechTeam, its officers and directors, each person who has signed the registration statement, and each other person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, each other selling shareholder in such offering, each person, if any, who controls each other selling shareholder within the meaning of Section 15 of the Securities Act, and the directors and officers of each other selling shareholder, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained or incorporated by reference in any registration statement under which such TechTeam Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (and only to the extent) that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to TechTeam by or on behalf of the Shareholder expressly for use in connection with the preparation of any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein. The indemnification agreement contained in this Section 11.4(b) shall remain in full force and effect regardless of any investigation made by or on behalf of TechTeam or any other person indemnified pursuant to such agreement and shall survive the transfer of TechTeam Stock by Shareholder in the offering.

                  (c) Other Indemnification or Contribution. Without by implication limiting the scope of the other provisions of this Section 11.4, it is agreed that indemnification or, if appropriate, contribution, similar to that specified in the preceding subsections of this Section 11.4 (with appropriate modifications), shall be given by TechTeam and each selling shareholder of TechTeam Stock with respect to any required registration or other qualification of such TechTeam Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1     DISPUTE RESOLUTION.

                  (a) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or any Related Agreement to which Shareholder and TechTeam are parties or any contract or agreement entered into pursuant hereto, or arising out of or relating to the performance by the parties of its or their terms, shall be settled by binding arbitration held in the Metropolitan Detroit, Michigan area in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 12.1. Notwithstanding the foregoing, TechTeam may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants under Article 6 of this Agreement.

                  (b) Arbitration. The panel to be appointed shall consist of three neutral arbitrators.

                  (c) Procedures; No Appeal. The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrators. The arbitrators shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrators shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) Authority. The arbitrators shall have authority to award relief under legal or equitable principles, including interim or preliminary relief. Unless the arbitrators find that exceptional circumstances require otherwise, the arbitrators will include in the award the prevailing party's costs of arbitration and reasonable attorneys' fees.

                  (e) Entry of Judgment. Judgment upon the award rendered by the arbitrators may be entered in any court having in personam and subject matter jurisdiction. TechTeam and Shareholder hereby submit to the in personam jurisdiction of the Federal and State courts in the State of Michigan, for the purpose of confirming any such award and entering judgment thereon.

                  (f) Confidentiality. All proceedings under this Section 12.1, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 12.1 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

                  (h) Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 12.1 are pending. The parties will take such action, if any, required to effectuate such tolling.

         12.2 ENTIRE UNDERSTANDING, WAIVER, ETC. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

         12.3 SEVERABILITY. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

         12.4 CAPTIONS. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the construction or interpretation of any provision hereof.

         12.5 NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: (a) if by hand, immediately upon delivery; (b) if by telecopier or similar device, immediately upon sending, provided notice is sent on a Business Day during the hours of 9:00 a.m. and 6:00 p.m. at the location of the party receiving the Notice and confirmed by first class mail, but if not, then immediately upon the beginning of the first Business Day after being sent; (c) if by FedEx, Express Mail or any other reputable overnight delivery service, one Business Day after being placed in the exclusive custody and control of said courier; and (d) if mailed by certified mail, return receipt requested, five Business Days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar advice being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this Section):

                  (a)      If to Shareholder:
                           David M. Sachs
                           c\o Capricorn Capital Group, Inc.
                           Fax Number: (248) 855-7595

                  (b)      If to Capricorn:
                           Capricorn Capital Group, Inc.
                           32255 Northwestern Hwy., Suite 200
                           Farmington Hills, MI  48334
                           Fax Number:  (248) 855-7595

                  (c)      If to TechTeam:
                           835 Mason Avenue, Suite 200
                           Dearborn, MI 48124
                           Attention: William Coyro
                           Fax Number: (313) 277-6409

                  (d)      If to Sub
                           c/o National TechTeam, Inc.:
                           835 Mason Avenue, Suite 200
                           Dearborn, MI 48124
                           Attention: William Coyro
                           Fax Number: (313) 277-6409

         12.6 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto; provided, however, that notwithstanding the foregoing, TechTeam may assign its rights and obligations under this Agreement to any wholly owned subsidiary of TechTeam which agrees in writing to be bound by and to perform fully all of TechTeam's obligations hereunder and, provided that in the event of any such assignment by TechTeam, TechTeam shall remain liable hereunder for the performance of TechTeam's obligations hereunder notwithstanding such assignment.

         12.7 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer upon any Person, other than the parties hereto, and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         12.9 CONSTRUCTION OF TERMS. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it.

         12.10 GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of Michigan applicable to agreements made and to be performed in that jurisdiction.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                            SHAREHOLDER:

                                            /s/ David M. Sachs
                                            ----------------------------
                                            David M. Sachs

                                                CAPRICORN CAPITAL GROUP,  INC.


                                            By:  /s/ David M. Sachs
                                               ------------------------------
                                            Its:   President
                                                -----------------------------

                                                NATIONAL TECHTEAM, INC.


                                            By:  /s/ Larry Mills
                                               ------------------------------
                                                Larry Mills, Vice President


                                                BM WOODBRIDGE PLACE  104, INC.


                                            By: /s/ Larry Mills
                                               ------------------------------
                                                Larry Mills, Vice President

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT dated as of January 31,1998, between CAPRICORN CAPITAL GROUP, INC., a Michigan corporation (the "Company") and DAVID M. SACHS ("Executive").

                                  WITNESSETH:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs and the Executive hereby agrees to serve the Company as its President for the period hereinafter defined. Executive agrees to perform such services as shall from time to time be assigned to him by the Company's Board of Directors and, in the absence of such assignment, such services as are reasonably necessary to the successful operation of the Company and any subsidiaries that it may from time to time own. In the performance of his duties, Executive shall report to and be under the direction of the Board of Directors. Without obtaining the prior written consent of the Board of Directors, Executive shall not enter into any agreements or commitments that would bind the Company for longer than one year or that would require the Company to expend more than $3,000.000. Executive agrees to devote substantially all his time and attention during the Company's normal working hours and his best efforts and ability to the affairs of the Company and any such subsidiaries and shall not engage in other activities that interfere with the proper discharge of his duties or that compete with the interests of the Company, provided that Executive may devote reasonable time to serving as a director or member of charitable, religious or business organizations so long as the same do not result in a conflict of interest with the interests of the Company. During the term of this Agreement, Executive shall conform to all of the Company's policies and procedures and pledges to maintain all business activities of the Company in complete confidence and to keep the Company informed, apprised and aware of all material matters that come to his attention that could affect its business interest.

         2. ELECTION OF EXECUTIVE TO BOARD OF DIRECTORS. During the period of Executive's employment, the Company shall use its best efforts to nominate and secure the election of Executive to the Board of Directors of the Company, provided that Executive may resign from such directorship or refuse to stand for election at any time and from time to time. During the period of employment of Executive, the Company, provided Executive is then serving on the Board of Directors, shall confer on Executive such corporate offices, directorships, executive powers and authority as shall reasonably be required to enable him to discharge his duties hereunder.

         3. COMPENSATION. As compensation for his services hereunder, the Company shall initially pay Executive an annual salary of $200,000, payable in appropriate installments to conform with regular payroll dates for salaried personnel of the Company. Such salary may be increased (but not decreased) by the Board of Directors at any time.

         4. STOCK OPTIONS. Executive shall receive options to purchase up to 15,000 shares of the common stock of National TechTeam, Inc. ("TechTeam") the Company's parent company. The exercise price, terms, limitations and restrictions applicable to such options shall be as set forth in a separate stock option agreement substantially in the form attached hereto as Exhibit 1, to be entered into between TechTeam and Executive.

         5. EXPENSES. It is contemplated that, in connection with his employment hereunder, Executive may be required to incur reasonable business entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable and necessary business entertainment and other related expenses including, without limitation, travel expenses, incurred or expended by him incident to the performance of his duties hereunder upon submission by Executive to the Company of vouchers or expense statements reasonably evidencing such expenses.

         6. FRINGE BENEFITS. During the period of his employment with the Company hereunder, Executive shall be entitled to participate in any and all group health insurance, life insurance, accident insurance, medical, pension, profit sharing or other employee benefit plans made available by the Company to any other employee or group of employees of the Company. The Company retains the night to increase or reduce such benefits, from time to time, as it deems to be appropriate.

         7. VACATIONS. It is understood and agreed by the parties that Executive shall be entitled to vacations (taken consecutively or in segments) in accordance with the normal policy of the Company in effect from time to time.

         8.   TERM AND TERMINATION.

              (a) Unless earlier terminated as provided herein, this Agreement shall continue in effect for a period of three (3) years from the date hereof and from month to month thereafter unless either party provides the other with at least thirty (30) days written notice of its Intention not to renew this Agreement.

              (b) The Board of Directors of the Company may terminate the employment of Executive at any time in the event Executive: (i) is convicted of a felony or misdemeanor involving moral turpitude; (ii) shall have materially breached any provision of this Agreement within his control or failed to properly and diligently perform his duties hereunder and shall not have remedied such violation within twenty (20) days after notice from the Board of Directors or die Chairman of the Company specifying such violation (Executive shall be deemed to have diligently performed his duties hereunder if his performance is generally consistent with his performance during 1997); or (iii) commits any act or acts that constitute a breach of Executive's fiduciary duties or duties of good faith and loyalty. In any termination under this Subsection 8(b) (a "Cause Termination") all rights to future compensation hereunder shall terminate as of the date of termination.

              (c) The Board of Directors of the Company may also terminate the employment of Executive in the event Executive (i) dies or (ii) shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder as determined by a physician licensed in the State of Michigan selected by the Board of Directors. In the event of a termination pursuant to this Subsection 8(c), Executive or his estate shall receive payments in accordance with
        Section 9.

              (d) The Board of Directors of the Company may also terminate Executive's services for reasons other than a Cause Termination, in which case Executive shall receive severance pay determined in accordance with Subsection 8(f).

              (e) Executive may terminate his employment under this Agreement if the Company shall have violated any material provision of this Agreement and shall not have remedied such violation within twenty (20) days after notice from Executive specifying such violation, in which case Executive shall receive severance pay determined in accordance with Subsection 8(f).

              (f) Upon termination of this Agreement by the Company pursuant to Subsection 8(d) or by Executive pursuant to Subsection 8(e), the Company shall pay Executive his then base salary set forth in Section 3 for a period (the "Severance Pay Period") equal to the then remaining term of this Agreement determined as if that termination had not occurred. The parties agree that the payments to be made pursuant to this Subsection 8(f) shall be Executive's sole and exclusive remedy hereunder and Executive hereby waives any claims for any further compensation, benefits or damages of any nature or description under this Agreement. The parties agree that, because there can be no exact measure of the damage that would occur to Executive as a result of a breach of this Agreement by the Company, the payments and benefits to be made pursuant to this subsection 8(f) shall be deemed to constitute liquidated damages and not a penalty for the Company's breach, and the Company agrees that Executive shall not be required to mitigate his damages; provided, however, that should Executive receive compensation for services rendered or consulting fees during the Severance Pay Period, the amount of that compensation or those consulting fees shall reduce, but not below zero, the amount payable by the Company to Executive pursuant to this Agreement.

         9.   PAYMENTS ON DEATH OR DISABILITY.

        (a) In the event of the termination of this Agreement as the result of Executive's death, remuneration pursuant to Section 3 for the month in which his death occurs shall be paid to Executive's beneficiary designated in writing filed by him with the Company or, if none, to his estate. Upon that payment, the Company thereafter shall be discharged and released of and from any further obligations under do Agreement except for its obligations to pay any accrued bonuses or deferred compensation.

              (b) In the event of the termination of this Agreement pursuant to
        Section 8(c) as the result of Executive's disability, Executive shall be entitled to receive the full compensation specified in Section 3 hereof for a period of ninety (90) days after the initial date of his disability and fifty percent of that compensation for the next ninety
        (90) day period thereafter and the Company shall thereafter be discharged and released of and from any further obligations under this Agreement except for its obligations to pay any accrued bonuses or deferred compensation. Notwithstanding anything contained in this Agreement to the contrary, in the event Executive is receiving payments through a disability policy maintained by the Company, such payments will not be deducted from any amounts payable by the Company to Executive hereunder during the period such disability payments have been made.

         10. INDEMNIFICATION. Executive shall be entitled to be indemnified for any loss suffered by him by reason of his acting as an officer, employee or agent of the Company to the full extent provided by the Company's Bylaws.

         11.  NON-COMPETITION COVENANT.

              (a) As used herein, the "Restriction Period" shall mean a period equal to one (1) year after the later of (i) termination of the Executive's employment with the Company, whether such termination is voluntary or involuntary or (ii) termination of the period during which Executive is receiving any severance pay pursuant to Section 8(f). Executive covenants and agrees that during the Restriction Period he shall not, either directly or indirectly, for his own account or as agent, servant or employee, or as a shareholder of any corporation, or as a member of any firm, engage or attempt to engage in the production, development, sale, distribution, solicitation or promotion of the sale or distribution of the Services (as hereinafter defined) in the United States or in any country where the Company maintains an office (the "Restricted Area"). Executive further covenants and agrees that he will not directly or indirectly solicit or call on any Customer (as hereinafter defined) with respect to the Services during the Restriction Period. The Executive will not assist any member of his family, including his spouse, parents, brothers, sisters, children, aunts, uncles, or cousins, in any business venture which engages in the production, development, sale or distribution of the Services or which calls on any Customer with respect to the Services. However, the Executive may at any time own, as an inactive investor, or acquire securities of any competitor corporation listed on a national securities exchange or the over-the- counter market, so long as his/her holdings in any one such corporation shall not constitute more than 5% of the voting stock or 5% of the outstanding capital stock of such corporation.

         (b) Executive further covenants and agrees that he shall not, either directly or indirectly for his own account or as an agent, servant or employee, or as a shareholder of any corporation, or member of any firm, solicit or call on any Customer with respect to the Services during the Restriction Period.

         (c) Executive further covenants and agrees that he shall not, either directly or indirectly, for his own account or either as an agent, servant or employee, or as a shareholder of any corporation, or member of any firm, engage, hire, employ or solicit the employment of any employee of, or independent contractor working for, the Company, or any of its subsidiaries or affiliates, if any, during the Restriction Period.

         (d) As used in this Section 11, the term "Services" shall mean die goods, merchandise, products, leasing and financing services, training services and other services of the Company or its successors or assigns (or any goods, products or services similar thereto), sold, distributed, or rendered by the Company or its subsidiaries or affiliates at the time the Executive's employment ceased or during any period six (6) months prior thereto.

         (e) As used in this Section 11, the term "Customer" shall mean all persons, firms or corporations for whom the Company or its subsidiaries or affiliates performed Services or to whom the Company or its subsidiaries or affiliates sold its Services at the time the Executive's employment ceased or during any period six (6) months prior thereto, notwithstanding die fact that some or all of such persons, firms or corporations may have been induced to give their patronage or business to the Company or its subsidiaries or affiliates by the solicitation of the Executive or due to Executive's employment by the Company.

         (f) If any of the restrictions set forth above should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (g) The Executive recognizes that the foregoing territorial and time limitations are reasonable and property required for the adequate protection of the business of the Company, and that in the event that any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, then the Executive agrees and submits to the reduction of either said territorial or time limitation to such an area or period as the court shall find reasonable.

         (h) In the event that the Executive shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof in respect of the Executive shall be extended for a period of time equal to the period of time during which such breach or breaches should occur, and, in the event the Company should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency or such proceedings, including all appeals.

               (i) Both parties hereto recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character, and that in the event Executive performs services for any person, firm or corporation engaged in a competing line of business with the Company in violation of the covenants of this
        Section I I hereof, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court or competent jurisdiction, either in law or in equity, to obtain damages for breach of this Agreement, or to enjoin Executive from performing services for any such other person, firm or corporation.

        12. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

               (a) Executive understands and hereby acknowledges that, as a result of his employment with the Company, he will necessarily become informed of, and have access to, confidential information of the Company including, without limitation, its computer programs and software, inventions, discoveries, processes, trade secrets, technical information, know-how, plans, specifications, identity of customers and identity of suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Company to be held by Executive in trust and solely for the Company's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, copy, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Company's confidential information without the prior written consent of the Company, except for use on behalf of the Company in connection with the Company's business. Notwithstanding the foregoing, the provisions of this Section shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosure by Executive; (ii) was available on a nonconfidential basis prior to its disclosure to Executive by the Company or its representatives, or
        (iii) becomes available to Executive on a nonconfidential basis from, a source other than the Company or its representatives provided that such source is not bound by a confidentiality agreement with the Company or its representatives. For the purposes of this Section, the term "the Company" shall also mean and include its parents, subsidiaries, joint ventures and other affiliates. The obligations of this Section shall also apply to proprietary or confidential information of another party which the Company receives in the normal course of Executive's employment with the Company.

               (b) Because the Company does not have an adequate remedy at law to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of this Agreement, be available to the Company. In the event of such a breach, in addition to any other remedies, the Company shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

        13. COPYRIGHTS, INVENTIONS, ETC. Any interest in patents, patent applications, inventions, copyrights, developments, and processes that Executive may develop during the term hereof relating to the fields in which the Company may then be engaged (the "Covered Developments") shall belong to the Company; and forthwith upon request of the Company, Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to the Covered Developments free and clear of all liens, charges, and encumbrances.

         14. COMPANY PROPERTY. Executive acknowledges that all Company manuals, hand-books, benefits information and other property provided for the use of Executive are the property of the Company. Upon termination or whenever requested, Executive shall immediately return any and all Company property which is in the Executive's possession or control.

         15. PRIOR COMMITMENTS. Executive hereby warrants and represents that he is free to enter into the Company's employ and that there are no employment contracts or restrictive covenants preventing full performance of Executive's duties hereunder. Executive agrees that he will not disclose to the Company or induce the Company to use any trade secrets or other proprietary or confidential information that may have been gained by Executive during any prior employment which he is under a written obligation not to disclose.

         16.  CONFLICT OF INTEREST.

              (a) Executive affirms that, except as explained fully in the attached Exhibit A, Executive is not involved in any situation which might create or appear to create a conflict of interest with the Company, including but not limited to:

                  (i) Being connected directly or indirectly with any business
              (as owner, officer, director, participant, licensee, consultant, shareholder or as the recipient of wages, commissions, or other compensation of value) that sells or provides materials, equipment, or facilities to the Company, or that is a customer of the Company. (Shares of stock in publicly held companies acquired by Executive as a part of his normal investment program may be excluded);

                  (ii) Acquiring directly or indirectly through ownership or lease any property, real estate or facilities in which the Company has an active or potential interest; or

                  (iii) Speculating or commercially dealing in the products
              (e.g., new, used, obsolete, or scrap) sold by the Company or in any used property (e.g., equipment, facilities and furniture) of the Company.

              (b) Executive agrees that during his employment with the Company he will report immediately any gifts, entertainment, or any other personal favors or preferments given to or received from anyone with whom the Company has or is likely to have any business dealings, including an employee, prospective employee, customer, competitor, or vendor, which go beyond common courtesies usually associated with accepted business practice.

              (c) Executive further agrees to report immediately any circumstances or situations arising in the future that might involve him or appear to involve him in a conflict of interest.

         17. BINDING EFFECT. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void.

         18. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by hand or overnight courier against receipt to the party to whom it is to be given at the address of such party set forth below their signature hereto (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 18) and in the case of the Company, with a copy to Robert A. Hudson, Esq., Berry Moorman PC, 600 Woodbridge Place, Detroit, Michigan 48226. Notice to the estate or beneficiaries of Executive shall be sufficient if addressed to Executive as provided in this Section 18. Any notice or other communication under this Agreement shall be deemed given upon receipt, unless such notice or other communication was given by certified mail, in which case it shall be deemed given three days after mailing, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         19. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

         20. ENTIRE AGREEMENT AND ChANGES. This Agreement constitutes and expresses the entire agreement of the parties relevant to the employment of the Executive by the Company and supersedes any prior agreement or discussions. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         21. SEVERABILITY OF PROVISIONS. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.

         22. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Michigan without regard to its principles of conflicts of laws.

         IN WITNESS WHEREOF, the Company has by its appropriated officer executed this Agreement and Executive has executed this Agreement, on and as of the day and year first above written.

                                       CAPICORN CAPITAL GROUP, INC.

                                   By:
                                     ---------------------------------
                                     William F. Coyro, Jr., Chairman
                                 Address:
                                         -----------------------------

                                       EXECUTIVE:

                                     ---------------------------------
                                     David M. Sachs
                                 Address:
                                         -----------------------------
                                         -----------------------------

    The undersigned, although not a party to this Agreement, agrees to the provisions contained in Section 4 as they apply to it.

                                       NATIONAL TECHTEAM, INC.

                                   By:
                                      --------------------------------
                                      William F. Coyro, Jr., Chairman

                                   EXHIBIT A
                             CONFLICTS OF INTEREST
                             ---------------------

                                 DAVID M. SACHS
                      NONQUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT made and entered into as of this 31st day of January, 1998 by and between NATIONAL TECHTEAM, INC., a Delaware corporation (the "Company"), and DAVID M. SACHS ("Optionee").

                                  WITNESSETH:
                                  -----------
         WHEREAS, on January 16, 1998, the Board of Directors of the Company granted certain stock options to Optionee which will become effective if the Company acquires Capricorn Capital Group, Inc., a Michigan corporation of which Optionee is an officer ("Capricorn"); and

         WHEREAS, the Company has now had the closing for its acquisition of Capricorn; and

         WHEREAS, the parties wish to set forth the tam of those options in a separate agreement

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto agree as follows.

         1 Options Granted to Optionee. Company has granted Optionee options (the "Options") to purchase up to 15,000 shares of the Company's Common Stock at an exercise price of $10.00 per share.

         2. Term of Options. Subject to the terms and conditions contained herein, the Options shall be exercisable in whole or in part at any time during the period beginning on their respective Initial Exercise Date (as determined below), and ending January 31, 2003. The Initial Exercise Date for the Options shall be determined as follows: Options for 5,000 Shares will become exercisable on January 31, 1999, Options for 5,000 Shares will become exercisable on January 31, 2000 and Options for the final 5,000 Shares will become exercisable on January 31, 2001. All of the Options will remain exercisable for their remaining term even in the event of Optionee's termination of employment, death or disability.

         3.   Exercise of Options

         (a) No exercise of any Option hereunder may be made unless a registration statement on an appropriate form to register the shares underlying the Option under the Securities Act of 1933 and applicable state securities laws is in effect or a valid exemption from such registration is available. Prior to the issuance of the stock to Optionee upon the exercise of the Options, Optionee shall execute and deliver to the Company any investment letter or other instrument that is required by the Company in order to ensure compliance with die Securities Act of 1933 and applicable state securities laws.

         (b) To exercise an Option, Optionee must give written notice to the Company of the number of shares to be purchased, accompanied by cash or check payable to die Company for the full exercise price of such shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the Options with respect to the shares being purchased.

         (c) The Company may also require Optionee to pay any withholding taxes that are due upon Optionee's exercise of any Options.

         (d) During Optionee's lifetime, only Optionee may exercise the Options. After Optionee's death, the Options may be exercised only by persons to whom the Options had been transferred by will or by laws of descent and distribution. The Options are not otherwise transferable.

         4. Restrictions on Shares. The Company agrees that, before the Vesting Date of any Options, it will use its best efforts to have the shares that are then issuable upon the exercise of the Options included in a registration statement on Form S-8 that is declared effective under the Securities Act of 1933 so that those shares may be freely transferred by Optionee. However, if Optionee's employment with the Company or any of its subsidiaries terminates and Form S-8 is not available for use as a result of that termination of employment, the Company will not be required to register those shares on another form of registration statement. Optionee acknowledges that, if the shares purchased pursuant to the exercise of the Options are not registered under the Securities Act of 1933, as amended, or the securities laws of any state, they may not be sold by Optionee unless they are registered under those laws or exemptions from such registration are available. Prior to the issuance of the stock to Optionee upon the exercise of the Options, the Optionee shall execute and deliver to die Company any investment letter or other instrument requested by the Company in order to ensure compliance with the Securities Act of 1933 and applicable state securities laws.

         5. Change in Capitalization. In the event the Company effects a division or combination of its outstanding shares of Common Stock or declares and pays a dividend payable solely in shares of Common Stock, then the amount of shares subject to the Options and the option price per share shall be equitable and proportionately adjusted by the Board of Directors so as to preserve, to the maximum extent possible, the economic terms hereof before giving effect to such stock dividend, division or combination.

         6. Merger or consolidation. In the event the Company is proposed to be merged or consolidated with any other corporation or legal entity, and the Company is not the surviving legal entity of such merger or consolidation, then the Chairman or any other officer appointed by the Chairman shall give notice to the Optionee and the Optionee shall have the opportunity to exercise this option prior to the effective date thereof.
    If not so exercised, then this option shall terminate and expire concurrently with the effective date of such merger or consolidation, unless otherwise expressly agreed in writing by the other corporation(s) or entities which are party to such merger or consolidation.

         7. No Obligation to Exercise Option. The grant and acceptance of the Options impose no obligation on the Optionee to exercise any or all of them.

         8. No Obligation to Continue Employment. By granting these Options, the Company and any related corporation are not obligated to have the Optionee continue as an employee of the Company and/or any related corporation.

         9. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for.

         10. Binding Effect. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, and the Optionee, his estate, legal representative, heirs and distributees but the Optionee's rights hereunder are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

         11. Entire Agreement. This Agreement and the Plan contain all of the terms of the stock options granted to Optionee.

         12. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Michigan without reference to its principles of conflicts of laws. If any terms hereof shall be determined to be null and void, ineffectual, invalid or unenforceable by any competent tribunal, the remaining terms hereof shall continue in full force and effect.

         13. Multiple Copies. This Agreement is made in multiple copies, each of which shall constitute an original.

         14. Notices. Any notice required to be given or made to a party hereunder must be in writing and personally delivered or sent by United States first class mail to the address of each party appearing below its signature hereto or to such other address as may be designated in writing from time to time by a party to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

    OPTIONEE:                               NATIONAL TECHTEAM, INC.

                                        By:
    ------------------                            ------------------
    David M. Sachs                          William Coyro, President
    Address:                                835 Mason St., Suite 200
    ------------------                      Dearborn, MI 48214
    ------------------
    ------------------





                                       3